UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Under Rule 14a-12

IES Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

January 9, 2024

To Our Stockholders:

On behalf of the Board of Directors of IES Holdings, Inc., a Delaware corporation (the “Company”), we cordially invite all Company stockholders to attend the Company’s annual stockholders’ meeting to be held on February 22, 2024 at 10:00 a.m. Central Standard Time.

This year’s annual stockholders’ meeting will again be a completely virtual meeting, conducted via live audio webcast. The virtual meeting format provides a better opportunity for meeting attendance and participation by our stockholders, and a cost savings for the Company. You can attend the meeting via the Internet at www.virtualshareholdermeeting.com/IESC2024 by using the 16-digit control number that appears on your Notice of Internet Availability of Proxy Materials and your proxy card. You will have the ability to submit questions in advance of the meeting via the meeting website.

This year, we will again be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process provides you with a convenient way to access the proxy materials and to authorize a proxy to vote your shares, while saving us the cost of producing and mailing documents, reducing the amount of mail you receive and allowing us to conserve natural resources.

On or about January 9, 2024, we will mail to our stockholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access your proxy materials and authorize a proxy to vote your shares. The Company’s 2023 Annual Report on Form 10-K, which provides additional information regarding the financial results of the Company for its fiscal year ended September 30, 2023, can be found along with the proxy materials at https://annualmeeting.ies-corporate.com. For additional information, please see the General Information About the Annual Meeting section of the proxy statement. The Notice of Internet Availability of Proxy Materials and the proxy statement contain detailed instructions for attending, submitting questions in advance of, and voting at the virtual meeting.

We hope that you will be able to attend the meeting. Your vote is important. Regardless of whether you plan to attend, please make sure your shares are represented at the meeting by submitting your proxy via the Internet, by phone, or for those who request paper copies of this proxy statement, by signing, dating and returning the proxy card mailed to you. If you are able to attend the virtual annual meeting, you may revoke your proxy and vote your shares in person at the meeting. If your shares are not registered in your own name and you would like to attend and vote your shares at the virtual annual meeting, please ask the broker, trust, bank or other nominee in whose name the shares are held to provide you with your 16-digit control number. Thank you for your continued support.

Sincerely,
Jeffrey L. Gendell
Chairman and Chief Executive Officer

IES HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On February 22, 2024

TO THE STOCKHOLDERS OF IES HOLDINGS, INC.,

Notice is hereby given that the annual meeting of the stockholders of IES Holdings, Inc., a Delaware corporation (the “Company”), will be held on Thursday, February 22, 2024, at 10:00 a.m. Central Standard Time, via live audio webcast accessible via the Internet at www.virtualshareholdermeeting.com/IESC2024, for the following purposes:

1.To elect six directors named in the accompanying proxy statement to the Company’s Board of Directors to serve until the 2025 annual stockholders’ meeting and until their respective successors have been elected and qualified.

2.To ratify the appointment of Ernst & Young LLP, independent auditors, as the Company’s auditors for fiscal year 2024.

3.To approve by advisory vote the compensation of the Company’s named executive officers.

4.To transact such other business as may properly come before the meeting or any adjournments thereof.

The holders of record of the Company’s common stock, par value $0.01 per share, at the close of business on December 27, 2023, are entitled to notice of, and to vote at, the meeting with respect to all proposals.

We urge you to promptly vote your shares via the Internet, by phone, or for those who request paper copies of the accompanying proxy statement, by signing, dating and returning the proxy card mailed to you, regardless of whether you plan to attend the virtual meeting. No postage is required if mailed in the United States. If you do attend the virtual annual meeting, you may withdraw your proxy and vote your shares in person on all matters brought before the meeting. For additional information on Internet and telephone voting and attending, submitting questions in advance of, and voting at the annual meeting, please see the General Information About the Annual Meeting section of the proxy statement.

By order of the Board of Directors,

Jeffrey L. Gendell
Chairman and Chief Executive Officer
Houston, TX
January 9, 2024

Important Notice Regarding the Availability of Proxy Materials for Stockholders’ Meeting to be Held on February 22, 2024.

The Proxy Statement and 2023 Annual Report on Form 10-K are available at https://annualmeeting.ies-corporate.com prior to the date of the annual meeting and at www.virtualshareholdermeeting.com/IESC2024 on the day of and during the annual meeting.

Table of Contents

IES HOLDINGS, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

IES HOLDINGS, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

WHEN AND WHERE IS THE 2024 ANNUAL MEETING OF STOCKHOLDERS BEING HELD?
The 2024 annual meeting of stockholders (the “Annual Meeting”) of IES Holdings, Inc., a Delaware corporation (the “Company”), will be held on Thursday, February 22, 2024, at 10:00 a.m. Central Standard Time. This year’s Annual Meeting will again be held in a completely virtual format via live audio webcast. You can attend the virtual Annual Meeting via the Internet at www.virtualshareholdermeeting.com/IESC2024 by using the 16-digit control number which appears on your Notice of Internet Availability of Proxy Materials and your proxy card.

WHY IS THE ANNUAL MEETING BEING HELD IN A VIRTUAL FORMAT?
The Company’s Board of Directors (the “Board”) believes that the virtual meeting format provides a better opportunity for participation in the Annual Meeting by our stockholders and a cost savings for the Company. The virtual meeting format will increase the number of stockholders who are able to attend the Annual Meeting, by allowing stockholders to attend and participate in the Annual Meeting from any location around the world, at no cost to the stockholder. It also reduces the environmental impact of our Annual Meeting, while simultaneously reducing the costs incurred by the Company in planning, hosting and arranging logistics for an in-person meeting.

We have designed the format of our virtual Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. Our directors will also attend the meeting.

WHAT IS INCLUDED IN THE PROXY MATERIALS?
The proxy materials include:
•Our proxy statement for the Annual Meeting;
•Our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (the “Annual Report”); and
•The proxy card for the Annual Meeting.

WHEN WILL THE NOTICE FIRST BE SENT TO THE STOCKHOLDERS?
The approximate date on which the Notice was first sent or given to stockholders was January 9, 2024.

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF PRINTED PROXY MATERIALS?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referenced in the Notice or request to receive a printed set of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet, how to vote online and how to request a printed copy of the materials. We encourage you to take advantage of the proxy materials on the Internet. By opting to access your proxy materials online, you will save us the cost of producing and mailing documents, reduce the amount of mail you receive and allow us to conserve natural resources.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy via the Internet or by telephone, attend and vote in person at the virtual Annual Meeting, or request a paper proxy card, which also contains instructions for authorizing a proxy via the Internet, by telephone or by returning the signed paper proxy card.

CAN I CHOOSE THE METHOD BY WHICH I RECEIVE FUTURE PROXY MATERIALS?
Yes. There are three methods by which stockholders of record and beneficial owners may receive future proxy materials or notice thereof:
•Notice and access: We will furnish proxy materials via the Internet and mail a Notice to all stockholders, other than those that request e-mailed or printed copies of the proxy materials, as described below.

•E-mail: If you would like to have earlier access to proxy materials and further reduce our costs associated with the printing and delivering of proxy materials, then you can instruct us to send all future proxy materials, including the Notice, to you via e-mail. If you request to receive future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. If you would like to receive all future materials via email, please visit www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. Your election to receive proxy materials via e-mail will remain in effect until you change it.

•Paper copies by mail: You may request paper copies of the proxy materials by mail by calling +1-800-579-1639, by using the website www.proxyvote.com, or by e-mail at sendmaterial@proxyvote.com. Your election to receive proxy materials by mail will remain in effect until you revoke it.

HOW DO I ATTEND THE ANNUAL MEETING?
•Date and Time. The Annual Meeting will be held “virtually” through a live audio webcast on Thursday, February 22, 2024, at 10:00 a.m. Central Standard Time. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.

•Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Central Standard Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

•Log in Instructions. To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/IESC2024. You will need your unique 16-digit control number which appears on your Notice and your proxy card. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than Thursday, February 15, 2024, so that you can be provided with your control number and gain access to the Annual Meeting.

WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?
The items of business scheduled to be voted on at the Annual Meeting are:
•The election of six directors named in this proxy statement;
•The ratification of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2024; and
•The approval by advisory vote of the compensation of the Company’s named executive officers.

We will also consider any other business that properly comes before the Annual Meeting.

HOW MANY VOTES DO I HAVE?
Each share of the Company’s common stock, par value $0.01 per share (“Common Stock”), is entitled to one vote upon each of the matters to be voted on at the Annual Meeting.

HOW DO I VOTE?
Prior to the date of the Annual Meeting, you may vote your shares by Internet, telephone or mail, as follows:
•You may vote electronically via the Internet by visiting www.proxyvote.com and following the on-screen instructions.
•You may vote by using a toll-free telephone number. Instructions for telephonic voting can be found at www.proxyvote.com.
•If you requested a paper copy of our proxy materials, then you may vote by marking, signing, dating and returning the paper proxy card mailed to you as part of your proxy materials. If you requested a paper copy of our proxy materials and wish to vote by telephone or via the Internet, then you must go to www.proxyvote.com and follow the instructions for telephone or Internet voting. Please have your paper proxy card in hand when calling the toll-free number or accessing the website, as it contains a 16-digit control number required to vote.

On the day of and during the Annual Meeting, you may vote your shares at www.virtualshareholdermeeting.com/IESC2024.

Votes submitted by mail, telephone or Internet prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the directions you provide the individuals named on the proxy; if no direction is indicated, your shares will be voted in favor of each of the proposals set forth herein.

CAN I CHANGE MY VOTE?
Any stockholder giving a proxy has the power to revoke it at any time before it is voted (i) by notifying us in writing of such revocation, (ii) by submitting a later dated proxy card or telephone or Internet vote, or (iii) by logging into and voting in person at the Annual Meeting at www.virtualshareholdermeeting.com/IESC2024. Any written notification of revocation of a proxy should be directed to the General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056. If you wish to revoke or change your proxy, other than by logging into and voting in person at the Annual Meeting, we must receive the notice of revocation, later dated proxy card or new vote by 11:59 p.m. Eastern Standard Time on Wednesday, February 21, 2024.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?
Pursuant to the Company’s bylaws, shares not voted on matters, including abstentions and broker non-votes, will not be treated as votes cast with respect to those matters, and therefore will not affect the outcome of any such matter.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum. Shares are considered present “in person” if voted by the holder of those shares or by proxy during the Annual Meeting.

HOW MANY VOTES ARE REQUIRED TO PASS EACH ITEM?
The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each director nominee.

The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2024.

The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to approve by advisory vote the compensation of the Company’s named executive officers.

WHO IS SOLICITING MY VOTE?
The proxy is solicited by the Board of Directors for use at the Annual Meeting and any adjournments thereof.

HOW ARE VOTES BEING SOLICITED?
In addition to solicitation of proxies via Notice and Access, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of the Company’s Common Stock.

WHO IS PAYING THE SOLICITATION COST?
The expense of preparing, posting online, and printing and mailing any requested hard copies of proxy solicitation materials will be borne by the Company.

CAN I ASK QUESTIONS AT THE ANNUAL MEETING?
Yes. Stockholders will be afforded the opportunity to participate in the Annual Meeting by asking questions via the Internet at www.virtualshareholdermeeting.com/IESC2024. Through the online forum, our stockholders will be able to submit questions in writing in advance of the day of the Annual Meeting, vote and obtain copies of the proxy materials. In order to submit questions via the online forum, you will need your unique 16-digit control number which appears on your Notice and your proxy card.

As part of the Annual Meeting, we will hold a Q&A session, during which we intend to answer questions submitted prior to the Annual Meeting, which are pertinent to the Company and the meeting matters, as time permits.

WHAT IF I NEED TECHNICAL ASSISTANCE DURING THE ANNUAL MEETING?
Beginning thirty minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log in page.

WILL THERE BE A REPLAY OF THE ANNUAL MEETING?
Yes. If you are unable to attend the live broadcast of the virtual Annual Meeting, a replay of the meeting will be made publicly available 24 hours after the meeting at www.ies-co.com. The replay will be available in the Presentations section of the Investor section of the Company’s website at www.ies-co.com for 30 days after the Annual Meeting.

DOES THE COMPANY HAVE A WEBSITE?
The Company has a website, www.ies-co.com, which contains additional information concerning the Company’s corporate governance practices. Information on our website is not incorporated by reference herein, unless specifically stated otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on December 27, 2023, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments thereof, the Company had issued and outstanding 20,213,976 shares of Common Stock.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of December 27, 2023 by:
•each person who is known by us to own beneficially 5% or more of our outstanding Common Stock;
•our named executive officers;
•our current directors and nominees; and
•all of our executive officers and directors as a group.

Except as otherwise indicated, the person or entities listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse.

	Shares Beneficially Owned
Name of Beneficial Owner	Number(1)	Percent
Jennifer A. Baldock (2)	4,603	*
Todd M. Cleveland (3)	142,317	*
David B. Gendell (4)	143,355	*
Jeffrey L. Gendell (5)	11,528,733	57.03%
Joe D. Koshkin (6)	48,383	*
Elizabeth D. Leykum (7)	4,275	*
Tracy A. McLauchlin	68,699	*
Mary K. Newman	13,479	*
Matthew J. Simmes	11,014	*
Directors and officers as a group (9 persons)	11,964,858	59.19%

*    Less than one percent.
(1)For purposes of this table, the number of shares of Common Stock issued and outstanding, and the number of shares of Common Stock held by the directors, as of the record date includes all outstanding director phantom stock units (“Director PSUs”), which convert to shares of Common Stock when a director leaves the Board for any reason.
(2)Includes 3,228 Director PSUs that convert to shares of Common Stock when Ms. Baldock leaves the Board for any reason.
(3)Includes 13,972 Director PSUs that convert to shares of Common Stock when Mr. Cleveland leaves the Board for any reason.
(4)Includes 69,488 Director PSUs that convert to shares of Common Stock when Mr. David Gendell leaves the Board for any reason.
(5)The information herein is based on a Form 4 filed jointly by Mr. Jeffrey Gendell and Tontine Capital Partners, L.P. (“TCP”), Tontine Capital Management, L.L.C. (“TCM”), Tontine Management, L.L.C. (“TM”), Tontine Capital Overseas Master Fund II, L.P. (“TCP2”), Tontine Asset Associates, L.L.C. (“TAA”), Tontine Capital Overseas GP, L.L.C. (“TCO”), and Tontine Associates, L.L.C. (“TA”) with the SEC on December 27, 2023. Based on the information provided in the Form 4, Mr. Gendell may be deemed to beneficially own 11,528,733 shares of Common Stock, which includes 5,642,723 shares of Common Stock owned directly by TCP, 1,410,162 shares of Common Stock owned directly by TM, 1,567,804 shares of Common Stock owned directly by TCP2, 1,910,529 shares of Common Stock owned directly by TCM, 642,057 shares of Common Stock owned directly by TA, 96,891 shares of Common Stock owned directly by TAA, and 47,284 shares of Common Stock owned directly by TCO, as well as 136,392 shares of Common Stock owned directly by Mr. Gendell, 71,528 phantom stock units granted to Mr. Gendell pursuant to the Company’s 2006 Equity Incentive Plan, as amended and restated (the “2006 Equity Incentive Plan”) and 3,363 shares of Common Stock owned by Mr. Gendell’s children through trusts for which Mr. Gendell acts as trustee. Mr. Gendell is the managing member of TM, TCO, TA, TCM (the general partner of TCP) and TAA (the general partner of TCP2), and has shared voting and dispositive power over these shares. Mr. Gendell has disclaimed beneficial ownership of the Company’s securities reported herein for purposes of Section 16(a) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise, except as to securities directly owned by Mr. Gendell or to the extent of his pro rata interest in, and interest in the profits of, TCM, TCP, TM, TCP2, TAA, TA and TCO.

The address of the principal business and principal office of each of the above entities, as well as Mr. Gendell, is One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830.
(6)Includes 39,700 Director PSUs that convert to shares of Common Stock when Mr. Koshkin leaves the Board for any reason.
(7)Includes 4,275 Director PSUs that convert to shares of Common Stock when Ms. Leykum leaves the Board for any reason.

ELECTION OF DIRECTORS

GENERAL INFORMATION
The Company’s Second Amended and Restated Certificate of Incorporation, as amended through May 24, 2016 (the “Certificate of Incorporation”), and Amended and Restated Bylaws, effective April 28, 2021 (the “Bylaws”), provide that the number of members of the Board shall be fixed from time to time by the Board but shall not be less than one nor more than fifteen persons. The Board has set the number of directors at six. As such, if each of the nominees named below is elected to the Board, there will be no vacancies on the Board following the Annual Meeting. Directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Vacancies may be filled by recommendation from the Nominating/Governance Committee and a majority vote by the remaining directors.

It is the intention of the persons named in the proxy card to vote “FOR” the election of the nominees named below, unless a stockholder has directed otherwise or withheld such authority. The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each director nominee.

Each of the nominees has consented to being named in this proxy statement and has consented to serve, if elected. If, at the time of or prior to the Annual Meeting, a nominee should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute nominee designated by the Board. The Board has no reason to believe that any substitute nominee will be required. No proxy will be voted for a greater number of persons than the nominees named herein.

The Company’s Corporate Governance Guidelines require that a majority of the Board meet the independence standards imposed by the applicable rules and regulations of the Nasdaq Global Market (“Nasdaq”) and the SEC. In addition, the Company’s Audit Committee charter requires that members of the Audit Committee meet the heightened independence standard set forth in Rule 10A-3 of the Exchange Act. After reviewing all relevant facts and circumstances, the Board has affirmatively determined that Mr. Cleveland, Mr. Koshkin, Ms. Baldock and Ms. Leykum are independent in accordance with the Corporate Governance Guidelines and the Audit Committee charter. Additionally, the Board has determined that neither Mr. Jeffrey Gendell nor Mr. David Gendell meets the independence standards set forth in either the Company’s Corporate Governance Guidelines or the heightened Audit Committee standard. Mr. Jeffrey Gendell is Chief Executive Officer of the Company in addition to being the founder and managing member of Tontine Associates, L.L.C., a private investment management firm, which, together with its affiliates, (collectively, “Tontine”) is the Company’s majority stockholder. Mr. Jeffrey Gendell is also the brother of Mr. David Gendell, who is a director of the Company. The review was undertaken on a director-by-director basis and did not involve a pre-set formula or minimum standard of materiality. Copies of the Company’s Corporate Governance Guidelines and Audit Committee charter may be found on the Governance page of the Investors section of the Company’s website at www.ies-co.com.

All of the Company’s current directors are standing for re-election at the Annual Meeting.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Todd M. Cleveland*	Director since 2017
Mr. Cleveland, 55, has served as the Chairman of the Board of Patrick Industries, Inc. (“Patrick”), a publicly traded manufacturer of specialized building products and materials, since January 2023, as Executive Chairman of the Board of Patrick from January 2020 to January 2022, as Chairman of the Board of Patrick from May 2018 to December 2019, as Chief Executive Officer of Patrick from February 2009 to December 2019, and as a director of Patrick since 2008. Mr. Cleveland was President of Patrick from May 2008 to December 2015, and Chief Operating Officer of Patrick from May 2008 to March 2013. From August 2007 to May 2008, Mr. Cleveland served as Executive Vice President of Operations and Sales and Chief Operating Officer of Patrick. Mr. Cleveland also spent 17 years with Adorn Holdings, Inc., serving as President and Chief Executive Officer from 2004 to 2007; President and Chief Operating Officer from 1998 to 2004; and Vice President of Operations and Chief Operating Officer from 1994 to 1998. Mr. Cleveland has over 25 years of recreational vehicle, manufactured housing and industrial experience in various operating capacities. The Nominating/Governance Committee believes, and the Board agrees, that Mr. Cleveland is qualified to serve on the Board given his extensive operating, executive and board level experience at a publicly traded industrial company, as well as his experience completing numerous mergers and acquisitions transactions.

David B. Gendell	Director since 2012
Mr. Gendell, 63, served as Interim Director of Operations for the Company from November 2017 to January 2019. He previously served as Vice Chairman of the Board from November 2016 to November 2017 and as Chairman of the Board from January 2015 to November 2016. From 2004 to January 2018, he was an employee of Tontine Associates, L.L.C., which, together with its affiliates, is the majority stockholder of the Company. At Tontine Associates L.L.C., he focused on investment opportunities in industrial, manufacturing and basic materials companies. From 2006 to 2010, he served on the Board of Directors of Neenah

Enterprises, one of the largest independent foundries in the United States. Mr. Gendell has also held senior positions at several venture-backed startups. From 1999 to 2002, he was President and Chief Operating Officer of Homeserv, LLC, a privately-held data aggregator focused on real estate transactions, and from 2002 to 2003, he served as President and Chief Operating Officer of Cogent Design Inc., a privately-held practice management software system. He also currently serves as the Chairman of the Board of Advisors of the Duke Global Health Institute. Mr. Gendell is the brother of Jeffrey Gendell, who is Chief Executive Officer of the Company and has served as a director of the Company and as Chairman of the Board since November 2016 and is the founder and managing member of Tontine. The Nominating/Governance Committee believes, and the Board agrees, that Mr. David Gendell is qualified to serve on the Board given his extensive experience in public and private investing and finance.

Jeffrey L. Gendell	Director since 2016
Mr. Gendell, 64, has served as the Chief Executive Officer of the Company since October 1, 2020; he previously served as Interim Chief Executive officer from July 31, 2020 to September 30, 2020. Mr. Gendell has also served as a director and as Chairman of the Board since November 2016. Mr. Gendell is the founder and managing member of Tontine, the majority stockholder of the Company. Mr. Gendell formed Tontine in 1995, and manages all of the investment decisions at the firm. Prior to forming Tontine, Mr. Gendell held senior investment management positions at several other private investment firms, including Odyssey Partners, L.P., and began his career in investment banking over 35 years ago at Smith Barney, Harris Upham & Co., where he was involved in capital markets, corporate finance and M&A activity. Mr. Jeffrey Gendell is the brother of Mr. David Gendell, who has served as a director of the Company since February 2012, as Interim Director of Operations from November 2017 to January 2019, as Vice Chairman of the Board from November 2016 to November 2017 and as Chairman of the Board from January 2015 to November 2016. The Nominating/Governance Committee believes, and the Board agrees, that Mr. Jeffrey Gendell is qualified to serve on the Board given his extensive experience in public and private investing and finance and his historical knowledge of the Company as majority stockholder as well as his perspective as Chief Executive Officer of the Company.

Joe D. Koshkin*	Director since 2013
Mr. Koshkin, 76, has worked as an independent financial consultant offering financial and advisory services to a diverse group of clients since 2006. Mr. Koshkin retired as a partner from PricewaterhouseCoopers LLP in 2006 after a 34-year career with the firm. During his career at PricewaterhouseCoopers, he served as the partner in charge of the firm’s North America Engineering and Construction Industry practice. He also served as a senior client service partner and a consulting partner advising clients and firm partners on technical accounting, SEC issues, Sarbanes-Oxley compliance, risk management, and mergers and acquisitions. From June 2010 to July 2011, Mr. Koshkin served as a director and a member of the audit committee of Sterling Bancshares. Mr. Koshkin is a Certified Public Accountant in Texas and is a member in good standing with the American Institute of Certified Public Accountants and Texas Society of Certified Public Accountants. The Nominating/Governance Committee believes, and the Board agrees, that Mr. Koshkin’s extensive experience with PricewaterhouseCoopers as a senior client service partner and his background in corporate finance and financial reporting make him qualified to serve on the Board.

Elizabeth D. Leykum*	Director since 2021
Ms. Leykum, 45, has served as founder of Serenade Capital LLC, an investment firm, since May 2016. From October 2013 to April 2016, she served as a founding principal of HEG Capital LLC, a Connecticut-registered investment advisory firm. Prior to joining HEG Capital, Ms. Leykum was, from June 2012 to September 2013, a Vice President at Rand Group, an investment management services firm. Until June 2012, she was a Vice President of ESL Investments, Inc., which she joined in July 2004. From 2000 to 2002, Ms. Leykum worked in the Principal Investment Area at Goldman, Sachs & Co. Since April 2014, Ms. Leykum has served on the Board of Directors of Lands’ End, Inc. and since May 2021 she has served as Chair of the Board of Valaris Ltd. The Nominating/Governance Committee believes, and the Board agrees, that Ms. Leykum is qualified to serve on the Board given her knowledge of and experience in public and private investing and finance and her experience as a director of public companies.

Jennifer A. Baldock*	Director since 2021
Ms. Baldock, 64, has been a member of the Board of Managers of CCF Holdings, LLC and its predecessors since April 2013, where she is the chair of the Compensation Committee and a member of the Compliance Committee and the Nominating and Governance Committee. Ms. Baldock previously served as a director of Hometeam Technologies, Inc. from December 2016 to January 2020, as a director of Acculynk, Inc. from February 2016 to May 2017 and as a director of Asset Acceptance Capital Corp. from March 2004 to June 2013. From 1991 to 1999, Ms. Baldock held various senior leadership positions at World Color Press, Inc., most recently as Vice Chairman, Chief Legal and Administrative Officer and Secretary. Before joining World Color Press, Ms. Baldock was an associate at Latham & Watkins in New York. The Nominating/Governance Committee believes, and the Board agrees, that Ms. Baldock is qualified to serve on the Board given her experience as a director of public companies, her familiarity with reviewing financial statements including on audit committees, and her experience as an executive.
* Each nominee with an asterisk next to his or her name is independent in accordance with the Company’s Corporate Governance Guidelines.

EXECUTIVE OFFICERS

Information with respect to the executive officers of the Company is included in the section titled “Executive Officers of the Registrant” in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and is incorporated by reference herein.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Core Competencies of the Board
In order to adequately perform the general corporate oversight responsibilities assumed by the Board, the Board as a whole should possess the following competencies:

Accounting & Finance — The Board should have one or more members who are experienced in accounting and finance matters.

Management — In order to oversee the Company’s management team, the Board should have one or more members who have experience as a Chief Executive Officer (or other equivalent position) or a Chief Operating Officer or possess similar significant operating experience.

Practical Knowledge — While the theory of management is important, it is essential that the Board have one or more members with extensive hands-on practical, relevant knowledge.

Long-Range Strategy — In addition to monitoring the Company’s performance in the present, the Board should have one or more members with the skills to look to the future and provide direction for stability and growth.

Track Record — The Board should have one or more members who have achieved prominence and strong reputations in their respective professions.

Committees
The Board has established the Audit, Human Resources and Compensation, and Nominating/Governance Committees to assist in the performance of its functions of overseeing the management and affairs of the Company. The Audit, Human Resources and Compensation, and Nominating/Governance Committees are composed entirely of independent directors under current Nasdaq and SEC standards, have written charters, and have the authority to retain and compensate counsel and experts. Copies of the charters may be found on the Governance page of the Investors section of the Company’s website, www.ies-co.com. The charters are also available in print to any stockholder who requests them by contacting the General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056.

Audit Committee
The Audit Committee, which met 7 times during fiscal year 2023, is comprised of Mr. Koshkin (Chair), Mr. Cleveland and Ms. Leykum. Pursuant to its written charter, the Audit Committee assists the Board in:

•fulfilling its responsibility to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;
•monitoring the qualifications, independence and performance of the Company’s internal and independent auditors;
•monitoring the Company’s compliance with legal and regulatory requirements; and
•approving the reports that SEC rules require be included in the Company’s annual proxy statement.

The Audit Committee also assists the Board in reviewing periodic reports from and holding regular meetings with management on cybersecurity measures, security controls and security initiatives. The Audit Committee’s role does not provide any special assurance with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

Human Resources and Compensation Committee
The Human Resources and Compensation Committee (the “HR Compensation Committee”), which met 5 times during fiscal year 2023, was comprised of Mr. Cleveland (Chair), Mr. Koshkin, Ms. Leykum and Ms. Baldock. Pursuant to its written charter, the HR Compensation Committee assists the Board in:
•discharging its responsibilities relating to compensation of Company executives;
•reviewing and monitoring benefits under all Company-wide employee plans;
•reviewing and approving all Company and material subsidiary incentive compensation and all equity-based plans; and
•producing an annual report on executive compensation for inclusion in the Company’s annual proxy statement.

The HR Compensation Committee is, and was at all times during fiscal year 2023, comprised entirely of independent directors and is responsible for ensuring that the Company’s executive compensation policies and programs are appropriate to the duties of the Company’s executives and reflect the investment interests of our stockholders. The Committee reviews and approves the compensation levels and benefits programs for the Company’s named executive officers.

Nominating/Governance Committee
The Nominating/Governance Committee, which met 5 times during fiscal year 2023, was comprised of Mr. Cleveland, Mr. Koshkin and Ms. Baldock. Mr. Cleveland served as Chair of the Nominating/Governance Committee during fiscal year 2023; Ms. Baldock was appointed Chair of the Committee effective January 1, 2024. Pursuant to its written charter, the Nominating/Governance Committee assists the Board in:
•establishing standards for Board and committee members and overseeing the performance of the Board and its members;
•making recommendations to the Board with respect to the renomination or replacement of existing Board members and the size of the Board;
•establishing criteria to select new directors and recommending to the Board a process for orientation of new Board or committee members;
•identifying individuals qualified to become members of the Board and recommending such candidates to the Board as nominees to fill any existing or expected vacancy;
•evaluating the Company’s corporate governance procedures and recommending to the Board changes that the Nominating/Governance Committee deems appropriate;
•reviewing the Company’s plans for executive development, orderly succession of the officers of the Company and contingency plans for management succession;
•reviewing the Company’s policies and initiatives with respect to environmental, social and governance matters; and
•reviewing and addressing conflicts of interest of directors and executive officers and the manner in which any such conflicts are to be resolved.

The Nomination Process
The Nominating/Governance Committee of the Board, which, as described above, is, and was at all times in fiscal 2023, composed entirely of independent directors, is responsible for establishing standards for members of the Board and overseeing the performance evaluation of the Board and its members. Based upon such evaluations, the Nominating/Governance Committee recommends to the Board whether existing members should be nominated for new terms or replaced and whether more or fewer members are appropriate.

The Board, with the assistance of the Nominating/Governance Committee, establishes criteria for the selection of new members. The basic criteria are found in the Company’s Corporate Governance Guidelines under “Core Competencies of the Board.” At any given time, in order to maintain a proper balance of expertise, individuals with particular skills may be favored over other candidates who lack such skills but otherwise possess a core competency. The Nominating/Governance Committee seeks to identify candidates who are capable of working with the entire Board and meaningfully contributing to the overall Board process. Attributes considered by the Nominating/Governance Committee in evaluating candidates may include a candidate’s character, judgment and breadth of experience, business acumen, ability to act on behalf of all stockholders and a willingness to devote sufficient time to carrying out the duties and responsibilities of Board membership. Since a majority of the Board is required by the Company’s Corporate Governance Guidelines to be independent of management, consideration is also given as to whether or not the individual is independent in accordance with such Corporate Governance Guidelines. The Nominating/Governance Committee also considers gender and ethnic diversity as well as diversity of background experience, age, and specialized training. The Nominating/Governance Committee recognizes the benefits of diversity in the boardroom and strives to identify director candidates who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and oversight of the Company’s businesses. While the Nominating/Governance Committee considers diversity, among other factors, when considering potential director nominees, the Board does not have a policy with regard to diversity in identifying director nominees. The table below provides certain information on the composition of our Board. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of January 9, 2024)
Total Number of Directors
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

When there is an opening or anticipated opening for a director position, Board members and the Company’s majority stockholder are asked to submit recommendations. While the Company has not historically engaged outside sources or third parties to find potential director candidates or evaluate or assist in evaluating nominees brought to the attention of the Nominating/Governance Committee, as the Nominating/Governance Committee continues its focus on identifying and recruiting highly-qualified diverse director candidates, the Company may, from time to time, engage such third party service providers. Should the Company use the services of a third party, it would expect to pay a fee for such services.

The Nominating/Governance Committee will also consider director candidates recommended by stockholders. Such candidates will be evaluated using the same criteria and standards described above. Any such recommendation must be delivered to the Company’s General Counsel and Corporate Secretary at the address set forth below under “Corporate Governance Guidelines,” not later than 80 days prior to the date of the applicable annual meeting. In the event that the date of such annual meeting was not publicly announced by the Company by mail, press release or otherwise more than 90 days prior to the annual meeting, notice by the stockholder to be timely must be delivered to the General Counsel and Corporate Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the annual meeting was communicated to the stockholders. The recommendation should also provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications, the candidate’s consent to being considered as a nominee and a way to contact the candidate to verify his or her interest and to gather further information, if necessary. In addition, the stockholder should submit information demonstrating the number of shares of Common Stock he or she owns, the name and address of the stockholder, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board. Stockholders who wish to nominate a candidate to the Board must follow the advance notice requirements and other requirements set forth in the Company’s Bylaws.

CORPORATE GOVERNANCE

Corporate Governance Guidelines
The Company’s management and Board are committed to conducting business consistent with good corporate governance practices. To this end, the Board has established a set of Corporate Governance Guidelines which reflect its view of how to help achieve this goal. These guidelines, which may be amended and refined from time to time, are outlined below and may also be found on the Governance page of the Investors section of the Company’s website at www.ies-co.com. The guidelines are also available in print to any stockholder who requests them by contacting the General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056.

Independence of the Board
The Board has determined that a majority of the Board shall be independent of management. An independent director must meet the standards imposed by the SEC and Nasdaq, as set forth in the Company’s Corporate Governance Guidelines.

Leadership Structure and Risk Management
The Board does not have a formal policy regarding whether the position of Chairman of the Board may be filled by the Company’s Chief Executive Officer (“CEO”) or a similar position. Instead, the Board has adopted a flexible approach to the Board’s leadership structure that allows for variations depending on the circumstances and changing needs of the Company over time. In fiscal year 2023, Mr. Jeffrey L. Gendell served as both the Company’s Chairman of the Board and as the Company’s CEO. The Board believes that Mr. Gendell brings valuable insight to the Board due to his experience as CEO, and that, as a founder and managing member of the majority stockholder of the Company, he is invested in the Company’s long-term success. The Board also believes that the combination of the roles supports an effective implementation of corporate strategy, and that having Mr. Gendell serve as both Chairman and CEO is the most effective leadership structure for the Company at this time. In particular, this structure helps to ensure clarity regarding leadership of the Company, enhances Board discussions with a deeper understanding of the Company’s business, and provides for efficient coordination of Board action. This structure also assists our Chairman and CEO in managing the Company and dealing with third parties more effectively on a day-to-day basis. Our Board regularly reviews all the aspects of our governance profile, including our leadership structure, and will make changes as circumstances warrant.

The overall duty of risk identification and management lies with the Board, which takes an active role in risk oversight. To assist in this task, the Board utilizes the various Board committees to review their respective areas of responsibility. The Audit Committee addresses accounting controls and general financial risk as well as risks associated with cybersecurity matters. The Nominating/Governance Committee addresses Board composition and internal communication risks and oversees corporate governance policies to manage governance-related risks. The HR Compensation Committee addresses risks relating to executive compensation programs and policies as well as workforce risks and pay levels. The Board reviews and monitors additional areas of risk that are not delegated to any specific committee and the overall risk management framework.

Attendance at Meetings
It is the policy of the Board that all directors of the Company attend the Company’s annual meetings. All of the directors attended the 2023 annual meeting held on February 23, 2023.

During fiscal year 2023, there were 10 meetings of the full Board (three in person and the rest telephonically or via videoconference), and each member of the Board attended at least 75% of the aggregate number of meetings of the full Board and meetings of Board committees on which he or she served. At all regularly scheduled meetings of the Board, Mr. Jeffrey Gendell, as the Company’s Chairman of the Board, presided, and an executive session was held without management, including Mr. Jeffrey Gendell, as the Company’s CEO, present.

Stockholder Communications with the Board
Stockholders who wish to communicate directly with the Board may do so by writing to IES Holdings, Inc. Board of Directors, c/o General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056. Stockholders may also communicate directly with individual directors by addressing their correspondence accordingly. Interested parties may make any concerns known to non-management directors by contacting the Company’s ethics telephone hotline (the “Ethics Line”) at 1-800-347-9550 or going online to iesholdingsinc.ethicspoint.com.

The Company has adopted a Code of Ethics for Financial Executives that applies to the Company’s principal executive officer, principal financial officer, and principal accounting officer. In addition to the Code of Ethics for Financial Executives, the Company has adopted a Code of Business Conduct and Ethics for directors, officers and employees, which has been memorialized as part of the Company’s Legal Compliance and Corporate Policy. Each of these documents can be found on the Governance page of the Investors section of the Company’s website at www.ies-co.com. The Policy is also available in print to any stockholder who requests it by contacting the General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056.

Hedging Policy
The Company has a hedging policy that prohibits directors and employees from entering into any short sales, sales against the box, puts, calls, options, or other derivative securities in the Company’s securities that have the effect of limiting the risk of ownership of the Company’s Common Stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company has adopted a written Related Person Transaction Policy that addresses the reporting, review and approval or ratification of transactions with related persons. The Company recognizes that related person transactions can involve potential or actual conflicts of interest and pose the risk that they may be, or be perceived to have been, based on considerations other than the Company’s best interest. Accordingly, as a general matter, the Company seeks to avoid such transactions. However, the Company recognizes that in some circumstances transactions between related persons and the Company may be incidental to the normal course of business or provide an opportunity that is in the best interests of the Company to pursue or that, where it is not efficient to pursue an alternative transaction, is not inconsistent with the best interests of the Company. The policy therefore is not designed to prohibit related person transactions; rather, it is intended to provide for timely internal reporting of such transactions and appropriate review, oversight and public disclosure of them.

The policy supplements the provisions of the Conflict of Interest Policy in the Company’s Legal Compliance and Corporate Policy concerning potential conflict of interest situations. With respect to persons and transactions subject to the policy, the procedures for reporting, oversight and public disclosure apply. With respect to all other potential conflict of interest situations, the provisions of the Company’s Legal Compliance and Corporate Policy continue to apply.

The policy applies to the following persons (each a “Related Person” and, collectively, “Related Persons”):

•Each director or executive officer of the Company;
•Any nominee for election as a director of the Company;
•Any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities; and
•Any immediate family member of any of the foregoing persons.

A transaction participated in by the Company with a company or other entity that employs a Related Person or is controlled by a Related Person, or in which a Related Person has an ownership or financial interest material to such Related Person, shall be considered a transaction with a Related Person for purposes of the policy. For purposes of the policy, “related person transaction” means a transaction or arrangement or series of transactions or arrangements in which the Company participates (whether or not the Company is a party) and a Related Person has a direct or indirect interest material to such Related Person. A transaction in which a subsidiary or any other company controlled by the Company participates shall be considered a transaction in which the Company participates.

Except as otherwise provided in the policy, including any delegation of review and approval authority, (i) any director, director nominee or executive officer who intends to enter into a related person transaction shall disclose the intention and all material facts with respect to the transaction to the Audit Committee of the Board, the Chair of the Audit Committee or the Company’s General Counsel, and (ii) any officer or employee of the Company who intends to cause the Company to enter into any related person transaction shall disclose that intention and all material facts with respect to the transaction to his or her superior, who shall be responsible for seeing that such information is reported to the Audit Committee, the Chair of the Audit Committee or the Company’s General Counsel. If a member of the Audit Committee, or the party reviewing the transaction, has an interest in a related person transaction and, after such person excusing himself or herself from consideration of the transaction, there would be fewer than two members of the reviewing party available to review the transaction who do approve the transaction, the transaction shall be reviewed by an ad hoc committee of at least two independent directors designated by the Board (which shall be considered the “Audit Committee” for this purpose).

Subject to the policy, the Audit Committee will review all related person transactions and approve such transactions in advance of such transaction being given effect. Subject to the policy, the Board has also delegated to the Chair of the Audit Committee and the Company’s General Counsel the authority to review and approve any related person transaction that is not required to be publicly reported; such transactions must be disclosed to the Audit Committee at its next regularly scheduled meeting. At the discretion of the Audit Committee, consideration of a related person transaction may be submitted to the Board. All related person transactions shall be publicly disclosed to the extent and in the manner required by applicable legal requirements and listing standards. The Audit Committee may determine that public disclosure shall be made even where it is not so required, if the Audit Committee considers such disclosure to be in the best interests of the Company and its stockholders.

A majority of the Company’s outstanding Common Stock is owned by Tontine. Based on a Form 4 filed with the SEC on December 27, 2023, Tontine owns approximately 57.03 percent of the Company’s outstanding Common Stock. As a result, Tontine can control most of the Company’s affairs, including most actions requiring the approval of stockholders, including the election of directors and the approval of any potential merger or sale of all or substantially all of the Company’s assets or segments, or the Company itself. Most of Tontine’s shares are registered for resale on a shelf registration statement filed by the Company with the

SEC. Tontine’s sale of all or any portion of its shares could result in a change of control, which would trigger the change of control provisions in a number of our material agreements, including our credit agreement, bonding agreements with our sureties and our executive severance plan.

The Company is party to a sublease agreement with Tontine Associates, L.L.C. for corporate office space in Greenwich, Connecticut. The term of the sublease agreement extends through August 2024 with monthly lease payments due of approximately $8,800, excluding charges related to the operation, maintenance, repair, replacement and upkeep of the common areas categorized as additional rent per the terms of the sublease agreement (“CAM Charges”). Aggregate lease payments due on or after October 1, 2022, the beginning of the Company’s last fiscal year, and through August 31, 2024, the remainder of the current lease term, are approximately $200,400. Our current estimated aggregate CAM Charges due on or after October 1, 2022 through August 31, 2024 are approximately $19,800. During the fiscal year ended September 30, 2023, aggregate lease payments were approximately $100,600, excluding CAM Charges. The lease has terms at market rates and payments by the Company are at a rate consistent with that paid by Tontine Associates, L.L.C. to its landlord.

On December 6, 2018, the Company entered into a Board Observer Letter Agreement with Tontine Associates, L.L.C. (the “Observer Agreement”) in order to assist Tontine in managing its investment in the Company. Subject to the terms and conditions set forth in the Observer Agreement, Tontine has the right, at any time that it holds at least 20% of the outstanding Common Stock of the Company, to appoint a representative to serve as an observer to the Board. The Board observer, who serves at the discretion of and must be reasonably acceptable to those members of the Board who are not affiliates of Tontine, has no voting rights or other decision making authority. Subject to the terms and conditions set forth in the Observer Agreement, so long as Tontine has the right to appoint a Board observer, the Board observer will have the right to attend and participate in meetings of the Board and the committees thereof, subject to confidentiality requirements, and to receive reimbursement for reasonable out-of-pocket expenses incurred in his or her capacity as a Board observer and such rights to coverage under the Company’s directors’ and officers’ liability insurance policy as are available to the Company’s directors.

During fiscal year 2023, Kohltin Simmes, the son of Matthew J. Simmes, the Company’s President and Chief Operating Officer, and Alison Petersen, the wife of Matthew Simmes, were employed by the Company. Kohltin Simmes’s aggregate compensation for fiscal year 2023 was approximately $200,826, including salary, non-equity incentive compensation, equity incentive awards that vested during the year, health and welfare coverage and 401(k) plan matching contributions. Ms. Petersen’s aggregate compensation for fiscal year 2023 was approximately $494,261, including salary, non-equity incentive compensation, equity incentive awards that vested during the year, health and welfare coverage and 401(k) plan matching contributions. Kohltin Simmes and Ms. Petersen continue to be employed by the Company as of January 9, 2024. In fiscal year 2024 each may receive compensation and other benefits from the Company in amounts similar to or greater than those each received in fiscal year 2023.

REPORT OF THE AUDIT COMMITTEE

Audit Committee Financial Expert
The Board has determined that each member of the Audit Committee is financially literate, meets the independence requirements of the SEC and Nasdaq and qualifies as an “audit committee financial expert” as defined by SEC rules.

Establishment of Policies and Procedures
The Audit Committee has overseen the establishment of a number of policies and procedures which are intended to facilitate the reporting and disclosure of improper activities as well as to clearly define the use of the Company’s independent auditors for non-audit purposes.
•The Company maintains the Ethics Line, which allows employees to report, on an anonymous basis, occurrences of financial abuse, fraud, theft or discrimination. Complaints are forwarded to the General Counsel and the CEO who, in turn, inform the Audit Committee.
•The Company has established a Code of Ethics for Financial Executives, a copy of which may be found on the Company’s website, at www.ies-co.com. A copy of the Code of Ethics is also available in print to any stockholder who requests it by contacting the General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056. The Code of Ethics applies to the CEO (or other equivalent position), the Chief Financial Officer and the Chief Accounting Officer, if any, and reflects the Company’s commitment to the highest standards of personal and professional integrity.
•The Audit Committee has established a pre-approval policy governing non-audit services or audit-related services provided by the independent auditor.
•Pursuant to the policy, the Audit Committee has pre-approved each of the following non-audit services or audit-related services that may be provided by the independent auditor during each fiscal year (provided, however, that the Audit Committee Chair must be informed in advance of the use of the independent auditor for these services): consultation on routine matters in the amount of $50,000, SEC matters in the amount of $50,000, tax matters in the amount of $50,000 and Ernst & Young LLP’s online accounting reference service in the amount of $3,500 per fiscal year.
•All other non-audit or audit-related services provided by the independent auditor, other than de minimis services, must be pre-approved by the Audit Committee, which has delegated the authority to provide such approval to the Chair of the Audit Committee so long as the Audit Committee is informed as soon as is practicable.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended September 30, 2023
The Audit Committee meets quarterly with the Company’s internal auditors and Ernst & Young LLP, the Company’s independent auditors, with and without representatives of management, to discuss the results of their work, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

The Audit Committee also discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit Committee concerning independence and has discussed with the independent auditors their independence. The Audit Committee discussed and considered with the independent auditors whether the provision of non-audit services provided by them to the Company during fiscal year 2023 was compatible with their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 for filing with the SEC. The Audit Committee has also named Ernst & Young LLP to serve as the Company’s independent auditors for fiscal year 2024, subject to stockholder ratification.

Members of the Audit Committee

Joe D. Koshkin (Chair)
Todd M. Cleveland
Elizabeth D. Leykum

The foregoing report of the Audit Committee shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any of the Company’s future filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

AUDIT FEES

Ernst & Young LLP billed the Company fees as set forth in the table below for (i) the audit of the Company’s 2023 and 2022 annual financial statements, reviews of quarterly financial statements and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, (ii) assurance and other services reasonably related to the audit or review of the Company’s 2023 and 2022 financial statements, (iii) services related to tax compliance, tax advice and tax planning for fiscal years 2023 and 2022, and (iv) all other products and services it provided during fiscal years 2023 and 2022, including accounting research software tools and permitted non-audit services, as applicable. All of the non-audit services provided and the fees for those services were pre-approved by the Audit Committee in accordance with its pre-approval policy governing non-audit services and audit-related services.

	Fiscal Year	Fiscal Year
	2023	2022
Audit Fees	$1,950,000	$1,730,000
Audit-Related Fees	—	—
Tax Fees	$43,000	46,225
All Other Fees	—	2,000

EXECUTIVE COMPENSATION

The following Compensation Discussion and Analysis should be read in conjunction with the executive compensation tables and related footnotes that follow. The discussion focuses on the compensation programs approved by the Board for fiscal year 2023 for the Company’s Named Executive Officers (“NEOs”). The NEOs in this proxy statement are:
•Jeffrey L. Gendell, Chief Executive Officer,
•Matthew J. Simmes, President and Chief Operating Officer,
•Tracy A. McLauchlin, Senior Vice President, Chief Financial Officer and Treasurer, and
•Mary K. Newman, Vice President, General Counsel and Corporate Secretary.

COMPENSATION DISCUSSION AND ANALYSIS

The Role of the Compensation Committee
The Human Resources and Compensation Committee of the Board (referred to in this section as the “Committee”) is comprised entirely of independent directors and is responsible for ensuring that the Company’s executive compensation policies and programs are appropriate to the duties of the Company’s executives and reflect the investment interests of our stockholders. The Committee reviews and approves the compensation levels and benefits programs for the Company’s NEOs.

The Company’s Human Resources Department staff, General Counsel and independent consultants engaged by the Committee from time to time may also provide analysis and counsel as requested by the Committee. You can learn more about the Committee’s purpose, responsibilities, and structure by reading the Committee’s charter, which can be found on the Governance page of the Investors section of the Company’s website at www.ies-co.com.

The following is a more detailed discussion of the actions taken by the Committee with respect to fiscal year 2023 and fiscal year 2024 and the reasons for such actions.

Compensation Objectives
The Company’s compensation and benefits program for the NEOs, as described below, is focused on attracting, retaining and motivating the individuals who will engage in the behaviors necessary to enable the Company to succeed by aligning the financial interests of our executives with the near-term critical goals of the Company and the long-term interests of the Company and our stockholders.

Beginning with the Company’s 2011 annual meeting of stockholders, the Company has, in accordance with Section 14A of the Exchange Act, sought an advisory vote of stockholders to approve on an advisory basis the compensation of the Company’s NEOs, as disclosed in the Company’s proxy statement for each annual meeting at which such a vote was required. At each such annual meeting, including the 2023 annual meeting of stockholders, the Company’s stockholders approved, on a non-binding advisory basis, the compensation awarded to the Company’s NEOs for the prior fiscal year. The Committee has considered the result of these stockholder votes in setting compensation policies and making compensation decisions for each of the fiscal years that has followed. At the 2023 annual meeting of stockholders, the Company’s stockholders determined, on a non-binding advisory basis, that the stockholder vote on executive compensation should be held once every year. In accordance with this determination, the Company has included in this proxy statement a proposal to approve, on an advisory basis, the compensation awarded to the Company’s NEOs, as disclosed in this Proxy Statement. For additional information, please see “Advisory Vote on Executive Compensation” below.

The Company’s compensation program, which is comprised of salary, benefits, and short- and long-term incentive opportunities, is intended to achieve the following objectives:

•Be fair. The program design and levels are intended to fairly reward executives for their level of responsibility and are set with certain consideration to the practices of similar companies representative of those with which the Company competes for talent.

•Link executive pay to Company performance and retain talent. The program offers variable, at-risk incentive award opportunities, which are payable only if specified short-term financial and strategic goals are achieved, with a certain portion payable based on individual performance. The awards may be made in cash, equity or a combination thereof.

•Reward long-term growth in the Company’s earnings and market value. The Company offers, from time to time, certain performance-based equity and cash grants, which have time-based vesting requirements and may also have certain Company financial performance or stock price performance vesting requirements over a specified period.

•Emphasize stock ownership. As part of our compensation program, the Committee awards equity grants, such as Company performance-based and time-based phantom stock units, to encourage alignment with the perspective of the Company’s long-term stockholders.

Compensation Elements
Presented below are the key characteristics of the primary elements of the NEOs’ compensation.

Compensation Element	Key Characteristics
Base Pay (Fixed)	• Fixed component of pay based on an individual’s skills, responsibilities, experience and performance.
• NEOs are eligible for increases based on performance, market factors and/or changes in job responsibilities.
Short-term Incentive Awards (Variable “at-risk”)	• Variable component of pay; consists of cash or equity.
• Reward for achieving specified Company financial and individual performance goals.
• Goals set at the beginning of each fiscal year and achievement measured following fiscal year end.
Long-term Incentive Awards (Variable “at risk”)	• Variable component of pay; paid in equity and/or cash.
• Reward for creating long-term stockholder value.
• Promotes executive retention.
Discretionary Incentive Awards (Special bonuses)	• Special incentive for achieving significant strategic events; awards have short-term or no time-based restrictions.
• Variable component of pay; paid in equity and/or cash.
Other Benefits (Health and welfare)	• NEOs are eligible to participate in benefits programs that are available to substantially all salaried employees, which provide for retirement planning as well as basic life, disability and health insurance needs.

Market Benchmarking
The Committee does not target a specific competitive position versus the market or peer companies in determining the compensation of its executives, but the Committee does give certain consideration to the compensation practices of companies representative of those with which the Company competes for talent. In 2022, the Committee engaged Mercer US, Inc. (the “Compensation Consultant”) as its independent consultant with respect to fiscal 2023 compensation decisions, including providing a competitive assessment of the total direct compensation for our NEOs relative to the peer group previously established by the Compensation Consultant . In 2023, the Committee once again engaged the Compensation Consultant as its independent consultant with respect to fiscal 2024 compensation decisions, including assisting the Committee in reviewing and adjusting the previous peer group for compensation purposes, and providing a competitive assessment of the total direct compensation for our NEOs and other key employees relative to that adjusted peer group.

The Committee believes the following factors are relevant to establishing a fair compensation structure that promotes retention, and the Committee considers these factors in establishing an individual executive’s base salary, short-term incentive awards and long-term incentive awards:

•The Company’s performance against predetermined financial measures.

•Individual performance versus personal performance goals.

•Business climate, economic conditions and other factors.

•Competitiveness of our compensation structure and elements relative to companies representative of those with which the Company competes for talent.

The CEO develops pay recommendations for Company NEOs (other than himself) based on each NEO’s responsibilities, market data, the Company’s performance relative to financial performance goals approved by the Committee and individual performance versus personal performance goals. The Committee reviews and approves all compensation elements for the NEOs and sets the compensation of the CEO.

The Committee generally reviews tally sheets for the NEOs, modeling elements of compensation (base salary, annual cash incentive awards, equity incentives, benefits and perquisites), which are utilized as the targeted overall compensation level.

Risk Management in Compensation Programs
The Committee analyzes risk with respect to the Company’s compensation programs on an annual basis. During fiscal year 2023, the Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee considered the following: (i) performance targets that align with the perspective of long-term stockholders; (ii) the Company’s “clawback” policy, as described under “Severance Arrangements” below; (iii) annual incentives for executive officers that do not allow for unlimited payouts; and (iv) annual performance and bonus targets for divisional management that are measured and partially paid on a quarterly basis, withholding a significant portion of such bonus amounts for payment in subsequent quarters, with the goal of providing operating management with immediate incentive for superior performance, while simultaneously promoting employee retention and consideration of longer-term performance. In addition, the Committee has adopted a separate “clawback” policy that will apply to executive officer compensation beginning in fiscal year 2024. For further information, see “Incentive Compensation Recoupment Policy” below.

Fiscal Year 2023 and 2024 Compensation Decisions

Base Pay
The Committee evaluates the NEOs’ performance annually in light of established corporate and personal goals and objectives. NEO salary levels and adjustments (other than for the CEO) are recommended by the CEO and reviewed and approved by the Committee. Any changes in base salary for the NEOs are based on responsibility, the external market for similar jobs, the individual’s current salary compared to the market and success in achieving business results.

Fiscal Year 2023 Base Pay
In December 2022, after taking into account the Company’s business results in fiscal 2022 and a recommendation of the CEO (other than with respect to himself), the Committee determined to make no increases in the salary levels of any of the NEOs for fiscal year 2023 from their salary levels in fiscal year 2022, which were as follows: Mr. Gendell, $850,000; Mr. Simmes, $600,000; Ms. McLauchlin, $450,000 and Ms. Newman, $365,000.

Fiscal Year 2024 Base Pay
In December 2023, taking into account the Company’s business results in fiscal 2023, the peer group compensation information compiled by the Compensation Consultant, the lack of increase in salary levels in the prior year and the recommendation of the CEO (other than with respect to himself), the Committee determined to increase the salary level of Mr. Gendell by approximately 4% to $884,000, the salary level of Ms. McLauchlin by approximately 5.6% to $475,000 and the salary level of Ms. Newman by approximately 9.6%, to $400,000. The salary level of Mr. Simmes was increased by 25%, to $750,000, reflective of the foregoing factors as well as his promotion to President and Chief Operating Officer, which was effective December 7, 2023.

Short-Term Incentive Awards
Fiscal Year 2023 Short-Term Incentive Plan
On February 28, 2019, the Board adopted the Company’s Short-Term Incentive Plan (the “STIP”). The STIP provides for an annual award to participants made in cash, equity or a combination thereof, and is based, in part, on Company performance relative to predetermined financial performance objectives and, in part, on individual performance relative to predetermined individual performance objectives, with each component vesting at predetermined payout percentages based on actual performance relative to the threshold, target and maximum performance standards for each component. If actual performance falls below threshold performance, then 0% of such component of the award shall vest.

On December 1, 2022, the Committee made awards under the STIP for fiscal year 2023 (the “2023 STIP”) that pay out in cash. The Committee granted Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman target 2023 STIP awards of $850,000 (100% of base salary), $600,000 (100% of base salary), $315,000 (70% of base salary) and $200,750 (55% of base salary), respectively. The performance conditions for Mr. Gendell’s and Mr. Simmes’s 2023 STIP awards had two parts: (1) 66.67% of the target award was based on achievement of the Company financial performance goal outlined below for fiscal year 2023 and (2) 33.33% of the target award was based on the achievement of personal performance goals for fiscal year 2023, with maximum, target and threshold level payouts as detailed in the following table. The performance conditions for Ms. McLauchlin’s and Ms. Newman’s 2023 STIP awards also had two parts: (1) 50% of the target award was based on achievement of the Company financial performance goal outlined below for fiscal year 2023 and (2) 50% of the target award was based on the achievement of personal performance goals for fiscal year 2023, with maximum, target and threshold level payouts as detailed in the following table.

	2023 Short-Term Incentive Plan Award
	Company Performance Portion of Award (66.67%)				Personal Performance Portion of Award (33.33%)
	Performance Level	Performance Achieved *	Payout %	Cash Payout**	Performance Level	Performance Achieved ***	Payout %	Cash Payout**
Mr. Gendell:	Threshold	62.5%	25%	$141,674	Threshold	2.5	25%	$70,826
	Target (total is 100% Salary)	100%	100%	$566,695	Target (total is 100% Salary)	3.5	100%	$283,305
	Maximum	120%	150%	$850,043	Maximum	5	200%	$566,610

Mr. Simmes:	Threshold	62.5%	25%	$100,005	Threshold	2.5	25%	$49,995
	Target (total is 100% Salary)	100%	100%	$400,020	Target (total is 100% Salary)	3.5	100%	$199,980
	Maximum	120%	150%	$600,030	Maximum	5	200%	$399,960
	Company Performance Portion of Award (50%)				Personal Performance Portion of Award (50%)
	Performance Level	Performance Achieved *	Payout %	Cash Payout**	Performance Level	Performance Achieved ***	Payout %	Cash Payout**
Ms. McLauchlin:	Threshold	62.5	25%	$39,275	Threshold	2.5	25%	$39,375
	Target (total is 70% Salary)	100%	100%	$157,500	Target (total is 70% Salary)	3.5	100%	$157,500
	Maximum	120%	150%	$236,250	Maximum	5	200%	$315,000

Ms. Newman:	Threshold	62.5%	25%	$25,094	Threshold	2.5	25%	$25,094
	Target (total is 55% Salary)	100%	100%	$100,375	Target (total is 55% Salary)	3.5	100%	$100,375
	Maximum	120%	150%	$150,563	Maximum	5	200%	$200,750

*	Performance achieved is measured as percentage of target financial performance.
**	Cash payout determined using linear interpolation for achievement of Company financial performance and personal performance between Threshold, Target and Maximum levels.
***	Personal performance is evaluated on a five point scale with “1” being the lowest and “5” being the highest.

Fiscal Year 2023 STIP Award Goals and Objectives
On December 1, 2022, the CEO recommended, and the Committee approved, the following goals and objectives to be used by the Committee when determining each participating NEO’s 2023 STIP award.
Company Financial Goal: Reflecting a primary focus on the Company’s profitability, the financial performance measure was based on fiscal year 2023 income from continuing operations before income taxes, stock compensation expense and restructuring charges, less gains or losses on the disposition of a business, adjusted, in the sole discretion of the Committee, to reflect extraordinary items during the fiscal year (“Adjusted Pretax Income”).
Personal Performance Goals: The following business/personal goals and objectives were established for the NEOs who participated in the 2023 STIP:
Mr. Gendell
Personal performance goals were established for Mr. Gendell focused on leadership and achievement in the areas of developing strategic plans related to the operating segments as well as longer-term strategic plans, meeting operational and financial goals for fiscal year 2023, and succession planning.
Mr. Simmes
Personal performance goals were established for Mr. Simmes focused on leadership and achievement in the areas of improving processes and project execution, meeting fiscal year 2023 financial goals, launching the transition of the Company’s existing enterprise resource planning (“ERP”) software, and leadership transitions and succession planning.
Ms. McLauchlin
Personal performance goals were established for Ms. McLauchlin focused on achievement in the areas of financial controls and processes, managing the ERP transition, treasury initiatives, including with respect to cash collection practices, and financial and tax planning.

Ms. Newman
Personal performance goals were established for Ms. Newman focused on achievement in the areas of transactional matters, corporate compensation processes, corporate insurance programs, employee health and safety, the relocation of the Company’s Houston headquarters, and ongoing securities disclosure compliance.

Fiscal Year 2023 STIP Award Payout
On November 30, 2023, based on a review of fiscal year 2023 financial results, the Committee assessed the Company’s performance and determined that the Company recorded Adjusted Pretax Income above the Company’s target, achieving 142.2% of the target fiscal year 2023 income from continuing operations before income taxes, as described in the table below.

	Target	Actual	Percentage of Target Achieved
Adjusted Pretax Income	$99,086,000	$140,943,000	142.2%

Since the Company’s financial performance exceeded 120% of target, the maximum Company performance level under the 2023 STIP was achieved. The Committee therefore awarded each of Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman 150% of the Company financial goals component of their target awards under the 2023 STIP, which component represented 66.67%, 66.67%, 50% and 50%, respectively, of their overall target awards.
The Committee assessed the performance of Mr. Gendell against his personal performance goals outlined above, which represented 33.33% of his target award, and determined to award him 163.4% of the personal performance component of his target award under the 2023 STIP.
The Committee, in consultation with the CEO, then assessed the performance of Mr. Simmes, Ms. McLauchlin and Ms. Newman against their personal performance goals outlined above, which represented 33.33%, 50% and 50%, respectively, of their target awards, and determined to award them 174.2%, 129.5% and 146.8%, respectively, of the personal performance component of their target awards under the 2023 STIP.
The performance reviews of Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman were based upon the attainment of individual goals and objectives established as discussed above. The Committee had the sole discretion to increase, decrease or eliminate the amounts otherwise payable to each executive based upon individual performance or any other factors the Committee deemed appropriate. The Committee believes each executive’s award reflects their leadership in their respective areas of management and strong personal performance. As a result, the Committee awarded annual cash incentive awards under the 2023 STIP to Mr. Gendell of $1,312,963 (representing 93% of his maximum eligible award), Mr. Simmes of $948,395 (representing 95% of his maximum eligible award) Ms. McLauchlin of $440,213 (representing 80% of her maximum eligible award) and Ms. Newman of $297,923 (representing 85% of her maximum eligible award).

Fiscal Year 2024 Short-Term Incentive Plan
On November 30, 2023, the Committee made awards under the STIP for fiscal year 2024 (the “2024 STIP”). The Committee granted Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman target 2024 STIP awards of $884,000 (100% of base salary), $750,000 (100% of base salary), $332,500 (70% of base salary) and $240,000 (60% of base salary), respectively. The target 2024 STIP awards for Mr. Gendell, Mr. Simmes, and Ms. McLauchlin increased compared to the 2023 STIP due to their respective increased salary rates, but remained the same as percentage of salary. Ms. Newman’s target STIP as a percentage of salary increased from 55% in fiscal year 2023 to 60% in fiscal year 2024. The structure of the 2024 STIP is identical to the structure of the 2023 STIP, including the percentage of target determined by Company performance and personal performance and the payout matrix for maximum, target and threshold performance.

Long-Term Incentive Awards

Performance-Based Phantom Stock Unit and Restricted Stock Grants
From time to time, the Committee has awarded certain officers and key employees performance-based and time-based shares of restricted Common Stock (“Restricted Shares”) and phantom stock units (“Phantom Units”). Each Phantom Unit represents a contractual right in respect of one share of the Company’s Common Stock.

Long-Term Incentive Plan
On December 4, 2019, the Board adopted the Amended and Restated Long-Term Incentive Plan Annual Grant Program (the “LTIP”), subject to the terms and conditions of the 2006 Equity Incentive Plan. The LTIP provides for annual grants of restricted stock, phantom stock units or other equity or equity-based awards to such of the Company’s executive officers and other key employees as the Committee may designate. The annual grants may vest, as determined in the discretion of the Committee, based on: (i) actual performance relative to predetermined Company performance measures during the three fiscal-year period commencing with the fiscal year in which the grant is made, or such other period as determined by the Committee, (ii) continued service through the scheduled vesting date, or (iii) a combination of the foregoing. Any performance-based awards shall vest (i) at predetermined vesting percentages if actual performance is equal to the threshold, target and maximum performance measures for the relevant performance period, (ii) based on linear interpolation if actual performance is between such measures, and (iii) at 0% if actual performance is below the threshold performance measure.

Fiscal Year 2021 Phantom Unit Awards
On December 2, 2020, the Committee awarded certain officers and key employees, including Ms. McLauchlin and Ms. Newman, Phantom Units (the “FY21 Phantom Units”) under the LTIP. The vesting date for FY21 Phantom Units was mid-December 2023 (the “FY21 Scheduled Vesting Date”). Ms. McLauchlin and Ms. Newman were granted a total of 8,718 FY21 Phantom Units and 6,438 FY21 Phantom Units, respectively.

The vesting of two-thirds and 25%, respectively, of Ms. McLauchlin’s and Ms. Newman’s FY21 Phantom Units (the “FY21 Cumulative Income Units”) were subject to the Company’s achievement of a specified level of Cumulative Adjusted Pretax Income for the 2021-2023 fiscal years (the “FY2021-23 Performance Period”). Cumulative Adjusted Pretax Income was calculated from the Company’s annual financial statements for the FY2021-23 Performance Period. Between zero percent (0%) and one-hundred twenty percent (120%) of Ms. McLauchlin’s and Ms. Newman’s target number of FY21 Cumulative Income Units could have vested based on the achievement of Cumulative Income during the FY2021-23 Performance Period. Except as otherwise provided in the applicable award agreement, to vest in the FY21 Cumulative Income Units, Ms. McLauchlin and Ms. Newman must also have remained continuously employed through the FY21 Scheduled Vesting Date.

The remaining one-third and 75%, respectively, of Ms. McLauchlin’s and Ms. Newman’s FY21 Phantom Units were subject to a time-based vesting schedule (the “FY21 Time-Based Units”), with the FY21 Time-Based Units scheduled to vest on the FY21 Scheduled Vesting Date. Except as otherwise provided in the applicable award agreement, to vest in the FY21 Time-Based Units, the recipients must have remained continuously employed through the FY21 Scheduled Vesting Date.

On November 30, 2023, based on a review of financial results for the FY2021-23 Performance Period, the Committee determined that the Company recorded Cumulative Adjusted Pretax Income of $279,006,000 for the FY2021-23 Performance Period, which exceeded the target performance level of $274,486,000 by 1.6%. As a result, the FY21 Cumulative Income Units vested at 103.2% of target. On December 7, 2023, Ms. McLauchlin vested in 5,998 FY21 Cumulative Income Units and 2,905 FY21 Time-Based Units and Ms. Newman vested in 1,661 FY21 Cumulative Income Units and 4,828 FY21 Time-Based Units.

Fiscal Year 2022 Phantom Unit Awards
On December 1, 2021, the Committee awarded certain officers and key employees, including Mr. Simmes, Ms. McLauchlin and Ms. Newman, Phantom Units (the “FY22 Phantom Units”) under the LTIP. The vesting date for FY22 Phantom Units is mid-December 2024 (the “FY22 Scheduled Vesting Date”). Mr. Simmes, Ms. McLauchlin and Ms. Newman were granted a total of 12,124 FY22 Phantom Units, 7,577 FY22 Phantom Units and 5,254 FY22 Phantom Units, respectively.

The vesting of two-thirds, two-thirds and 25%, respectively, of Mr. Simmes’s, Ms. McLauchlin’s and Ms. Newman’s FY22 Phantom Units (the “FY22 Cumulative Income Units”) is subject to the Company’s achievement of a specified level of Cumulative Adjusted Pretax Income for the 2022-2024 fiscal years (the “FY2022-24 Performance Period”). Between zero percent (0%) and one-hundred twenty percent (120%) of each recipient’s target number of FY22 Cumulative Income Units may vest based on the achievement of Cumulative Adjusted Pretax Income during the FY2022-24 Performance Period. Except as otherwise provided in the applicable award agreement, to vest in the FY22 Cumulative Income Units, the recipient must also remain continuously employed through the FY22 Scheduled Vesting Date.

The remaining one-third, one-third and 75%, respectively, of Mr. Simmes’s, Ms. McLauchlin’s and Ms. Newman’s FY22 Phantom Units are subject to a time-based vesting schedule (the “FY22 Time-Based Units”), with the FY22 Time-Based Units scheduled to vest on the FY22 Scheduled Vesting Date. Except as otherwise provided in the applicable award agreement, to vest in the FY22 Time-Based Units, the recipients must remain continuously employed through the FY22 Scheduled Vesting Date.

Fiscal Year 2023 Phantom Unit Awards
On December 1, 2022, the Committee awarded certain officers and key employees, including Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman, Phantom Units (the “FY23 Phantom Units”) under the LTIP. The vesting date for FY23 Phantom Units is mid-December 2025 (the “FY23 Scheduled Vesting Date”). Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman were granted a total of 25,096 FY23 Phantom Units, 17,715 FY23 Phantom Units, 11,072 FY23 Phantom Units and 7,676 FY23 Phantom Units, respectively. The vesting of two-thirds of each NEO’s Phantom Unit awards is subject to the Company’s achievement of a specified level of Cumulative Adjusted Pretax Income for the 2023-2025 fiscal years (the “FY2023-25 Performance Period”). Between zero percent (0%) and one-hundred twenty percent (120%) of each recipient’s target number of FY23 Cumulative Income Units may vest based on the achievement of Cumulative Adjusted Pretax Income during the FY2023-25 Performance Period. Except as otherwise provided in the applicable award agreement, to vest in the FY23 Cumulative Income Units, the recipient must also remain continuously employed (or, for Mr. Gendell, serve on the Board of Directors of the Company) through the FY23 Scheduled Vesting Date.

The remaining one-third of each NEO’s FY23 Phantom Units are subject to a time-based vesting schedule (the “FY23 Time-Based Units”), with the FY23 Time-Based Units scheduled to vest on the FY23 Scheduled Vesting Date. Except as otherwise provided in the applicable award agreement, to vest in the FY23 Time-Based Units, the recipients must remain continuously employed (or, for Mr. Gendell, serve on the Board of Directors of the Company) through the FY23 Scheduled Vesting Date

Fiscal Year 2024 Phantom Unit Awards
On November 30, 2023, the Committee awarded certain officers and key employees, including Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman, Phantom Units (the “FY24 Phantom Units”) under the LTIP. The vesting date for FY24 Phantom Units is mid-December 2026 (the “FY24 Scheduled Vesting Date”). Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman were granted a total of 12,402 FY24 Phantom Units, 10,521 FY24 Phantom Units, 5,962 FY24 Phantom Units and 4,209 FY24 Phantom Units, respectively. The vesting of two-thirds of each NEO’s Phantom Unit awards is subject to the Company’s achievement of a specified level of Cumulative Adjusted Pretax Income for the 2024-2026 fiscal years (the “FY2024-26 Performance Period”). Between zero percent (0%) and one-hundred twenty percent (120%) of each recipient’s target number of FY24 Cumulative Income Units may vest based on the achievement of Cumulative Adjusted Pretax Income during the FY2024-26 Performance Period. Except as otherwise provided in the applicable award agreement, to vest in the FY24 Cumulative Income Units, the recipient must also remain continuously employed (or, for Mr. Gendell, serve on the Board of Directors of the Company) through the FY24 Scheduled Vesting Date.

The remaining one-third of each NEO’s FY24 Phantom Units are subject to a time-based vesting schedule (the “FY24 Time-Based Units”), with the FY24 Time-Based Units scheduled to vest on the FY24 Scheduled Vesting Date. Except as otherwise provided in the applicable award agreement, to vest in the FY24 Time-Based Units, the recipients must remain continuously employed (or, for Mr. Gendell, serve on the Board of Directors of the Company) through the FY24 Scheduled Vesting Date

Other Long-Term Incentive Awards
Jeffrey L. Gendell
On October 2, 2020, pursuant to the Gendell Letter Agreement (discussed under “Employment Agreements” below), Mr. Gendell received an equity incentive award, pursuant to the terms and conditions of the 2006 Equity Incentive Plan, of 100,000 Phantom Units (the “Initial Stock Price-Based Award”), divided into three approximately equal tranches that were subject to two vesting requirements. First, each tranche would vest only if the closing price per share of the Company’s Common Stock equaled or exceeded $50 per share for any 20 trading days out of 25 consecutive trading days at any time on or before October 2, 2023 (the “Initial Stock Price Performance Requirement”). In addition, the vesting of the first, second and third tranches was subject to Mr. Gendell’s continued employment by the Company or service on the Board through October 2, 2020, October 2, 2021 and October 2, 2022, respectively. The Initial Stock Price Requirement was satisfied in fiscal 2021, and Mr. Gendell vested in 33,333 Phantom Units on May 26, 2021, vested in 33,333 Phantom Units on October 2, 2021 and vested in the remaining 33,334 Phantom Units on October 2, 2022.

On December 1, 2021, Mr. Gendell received an equity incentive award, pursuant to the terms and conditions of the 2006 Equity Incentive Plan, of 50,000 Phantom Units (the “Second Stock Price-Based Award”), divided into two equal tranches that are subject to two vesting requirements. First, each tranche will vest only if the closing price per share of the Company’s Common Stock equals or exceeds $90 per share for any 20 trading days out of 25 consecutive trading days at any time on or before December 1, 2026 (the “Second Stock Price Performance Requirement”). In addition, the vesting of the first tranche was subject to Mr. Gendell’s continued employment by the Company or service on the Board through December 1, 2023 (which condition was satisfied), and the second tranche is subject to his continued employment or service on the Board through December 1, 2024. If the Second Stock Price Performance Requirement is not satisfied on or before December 1, 2026, then none of the Phantom Units will vest and all of the Phantom Units under the Second Stock Price-Based Award will be forfeited for no consideration.

Matthew J. Simmes
On December 3, 2021, pursuant to the Simmes Letter Agreement (discussed under “Employment Agreements” below), Mr. Simmes received an equity incentive award, pursuant to the terms and conditions of the 2006 Equity Incentive Plan, of 50,000 Phantom Units (the “Simmes Stock Price-Based Award”) divided into two equal tranches that are subject to vesting requirements. The first tranche will vest only if the closing price per share of the Company’s Common Stock equals or exceeds $75 per share for any 20 trading days out of 25 consecutive trading days at any time on or before December 3, 2026 and the second tranche will vest only if the closing price per share of the Company’s Common Stock equals or exceeds $90 per share for any 20 trading days out of 25 consecutive trading days at any time on or before December 3, 2026. In addition, the vesting of the first tranche was subject to Mr. Simmes’s continued employment by the Company or a majority-owned subsidiary of the Company through December 3, 2023 (which condition was satisfied) and the second tranche is subject to his continued employment through December 3, 2024.

On December 5, 2023, in connection with the promotion of Mr. Simmes to the position of President and Chief Operating Officer of the Company, the Compensation Committee determined to grant Mr. Simmes an additional equity incentive award, pursuant to the terms and conditions of the 2006 Equity Incentive Plan of 25,000 Phantom Units (the “Simmes Time-Based Award”), which is scheduled to vest on December 7, 2026, subject to Mr. Simmes’s continued employment by the Company or a majority-owned subsidiary of the Company through such date.

Discretionary Incentive Awards
In addition to the annual cash incentive awards described above, the Committee has in the past provided, and may from time to time in the future provide, discretionary equity or cash incentive awards for NEOs that have short-term or no time-based restrictions and that are based on achievement of significant strategic events, such as acquisitions, which the Committee believes will significantly impact the long-term performance of the Company. On December 5, 2023, the Committee determined to award special discretionary incentive awards to each of the NEOs in recognition of their respective contributions to the reorganization of the Residential segment of the Company during fiscal year 2023, which the Committee determined had positively contributed to the financial performance of the Company. The Committee made cash awards to Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman of $100,000, $400,000, $100,000 and $75,000, respectively (the “Discretionary Incentive Awards”). In addition, Mr. Simmes received a grant of Phantom Units (the “Equity Incentive Award”) valued at $400,000 on the date of grant (or 5,612 Phantom Units), which Phantom Units are scheduled to vest on December 7, 2026, subject to Mr. Simmes’s continued employment by the Company or a majority-owned subsidiary of the Company through such date.

Employment Agreements

Jeffrey L. Gendell Letter Agreement
On October 2, 2020, the Company and Mr. Gendell entered into an Amended and Restated Letter Agreement in connection with Mr. Gendell’s appointment, effective October 1, 2020, as CEO of the Company (the “Gendell Letter Agreement”). In addition to the compensation related matters discussed above, the Gendell Letter Agreement provides that Mr. Gendell is eligible to participate in certain of the Company’s benefit plans that are generally available to all employees of the Company. Mr. Gendell is not entitled to any fees or other compensation for his services as a director and the Chairman of the Board.

Pursuant to the Gendell Letter Agreement, Mr. Gendell will be eligible for 12 months of COBRA payments by the Company in the event that his employment ends by reason of his death, Disability or Qualifying Termination (each as defined in the Severance Plan (as defined under “Severance Arrangements” below)), but he will not otherwise participate in the Severance Plan.

Matthew J. Simmes Letter Agreement
On December 3, 2021, in connection with Mr. Simmes’s appointment as Chief Operating Officer of the Company, the Company entered into the Simmes Letter Agreement. In addition to the compensation related matters discussed above, the Simmes Letter Agreement provides that Mr. Simmes is eligible to participate in certain of the Company’s benefit plans, including the Severance Plan (as defined under “Severance Arrangements” below).

Mary K. Newman Employment Agreement
On December 2, 2019, in connection with her appointment as Vice President, General Counsel and Corporate Secretary of the Company, the Company entered into an Employment Agreement with Ms. Newman (the “Newman Employment Agreement”). The Newman Employment Agreement provides that Ms. Newman is eligible to participate in certain of the Company’s benefit plans, including the Severance Plan.

401(k) Plan
The Company provides all employees the opportunity to participate in one of several 401(k) plans, which vary by division. Under the Company’s largest 401(k) plan, the IES Holdings, Inc. Retirement Savings Plan (the “401(k) Plan”), in fiscal year 2023, the Company matched 40% of the first 5% that an employee contributed to the 401(k) Plan on a pre-tax basis. However, in order for the 401(k) Plan to comply with nondiscrimination requirements of Section 401(k) of the Internal Revenue Code, highly compensated employees (“HCEs”) are generally subject to an aggregate contribution limit in the range of 4-6% of their base annual earnings. Details about the 401(k) Plan are shown in the “All Other Compensation” column of the “Summary Compensation Table” below.

Other Benefits
During fiscal year 2023, minimal perquisites were provided by the Company to the NEOs. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees.

The Committee annually reviews the perquisites and additional benefits, if any, provided to executive officers as part of its overall review of executive compensation. Because the aggregate perquisites paid to each NEO during fiscal year 2023 did not exceed $10,000, perquisites are not quantified in the “Summary Compensation Table” and “All Other Compensation” table below.

Executive Stock Ownership Guidelines
The Board does not impose formal stock ownership guidelines for the Company’s executive officers, including the NEOs. The Board believes its annual review of each executive officer’s compensation and stock ownership levels and short and long-term equity incentive programs are sufficient to ensure that executives maintain a meaningful economic stake in the Company.

Incentive Compensation Recoupment Policy
The Company has adopted an Incentive Compensation Recoupment Policy (the “Clawback Policy”), in accordance with the Nasdaq and SEC requirements. The Clawback Policy provides that the Company shall, in the event of certain accounting restatements, recover erroneously awarded incentive compensation from executive officers during a three-year look back period.

TAX CONSIDERATIONS

Deductibility Cap on Executive Compensation
Under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”), the Company generally cannot take a tax deduction for compensation paid in excess of $1 million to our executive officers, subject to certain grandfathering rules for compensation arrangements in effect on November 2, 2017. The Committee considers tax implications to the Company as one of many factors in its compensation decisions and attempts to structure compensation and awards to preserve tax deductibility. The Committee may choose, however, to provide compensation that may not be deductible if it believes such payments are necessary to achieve our compensation objectives and to protect stockholder interests. The Committee will continue to monitor any changes to tax laws and accounting rules, and reserves the right to revise certain programs to appropriately align the tax consequences and accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Golden Parachute Taxes
Under certain circumstances, payments received by our executive officers as a result of a change in control may be subject to excise taxes and may not be fully deductible. The Committee considered the possible effects of these taxes in developing the Severance Plan described under “Severance Arrangements” below.

Section 409A
During fiscal year 2023, the Committee continued to monitor its compliance with Internal Revenue Code Section 409A, which was enacted as part of the American Jobs Creation Act of 2004. Section 409A imposes additional limitations on non-qualified deferred compensation plans in order to ensure their full compliance with the Act. The Company believes all of its benefit plans substantially conform to the requirements of Section 409A.

PAYMENTS UPON A CHANGE IN CONTROL

For information concerning payments upon the termination of the NEOs, including upon certain triggering events, please see “Severance Arrangements” below. In addition to the severance related matters discussed below, the Phantom Units have special vesting provisions that apply if, prior to the applicable scheduled vesting date, there is a change in control of the Company (as defined in the Company’s 2006 Equity Incentive Plan in effect at the time of the grant). If, following the occurrence of a change in control, the Phantom Units relate to a class of stock that was publicly traded on an established U.S. securities market (a “Publicly Traded Stock”), then the performance conditions with respect to the Phantom Units that relate to such Publicly Traded Stock will be deemed met at maximum levels, and the Phantom Units will become subject only to the continued employment conditions otherwise applicable to such Phantom Units. If the Phantom Units do not relate to a Publicly Traded Stock following the occurrence of a change in control, then such Phantom Units will vest in full upon the occurrence of the change in control, with performance conditions being deemed met at maximum levels.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Committee believes that the executive compensation and policies provide the necessary incentives to properly align executive performance and the interests of the stockholders.

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Human Resources and Compensation Committee

Todd M. Cleveland, Chair
Jennifer A. Baldock
Elizabeth D. Leykum
Joe D. Koshkin

The foregoing report of the Human Resources and Compensation Committee shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be deemed incorporated by reference into any of the Company’s future filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

2023 SUMMARY COMPENSATION TABLE

The following table displays the total compensation earned by the NEOs in fiscal years 2021, 2022 and 2023, or for such shorter period for which disclosure is required under SEC rules.

Name and Principal Position	Fiscal Year	Salary $	Bonus $(1)	Stock Awards $ (2)(3)(4)	Option Awards $	Non-Equity Incentive Plan Compensation $ (5)	All Other Compensation $ (6)	Total $
Jeffrey L. Gendell	2023	850,000	100,000	902,452	—	1,312,963	—	3,165,415
Chief Executive Officer	2022	825,000	—	1,400,000	—	—	—	2,225,000
	2021	750,000	300,000	1,823,000	—	—	900	2,873,900

Matthew J. Simmes	2023	600,000	400,000	637,031	—	948,395	6,600	2,592,026
President & Chief Operating Officer	2022	534,038	—	2,139,337	—	500,000	6,100	3,179,475

Tracy A. McLauchlin	2023	450,000	100,000	398,149	—	440,213	6,600	1,394,962
SVP, Chief Financial Officer &	2022	440,500	—	367,512	—	149,085	6100	963,197
Treasurer	2021	409,000	—	365,459	—	305,867	5,250	1,085,576

Mary Newman	2023	365,000	75,000	276,065	—	297,913	6,692	1,020,670
VP, General Counsel &	2022	361,250	—	254,823	—	142,533	5,475	764,081
Corporate Secretary

(1)For Mr. Gendell, the amount in this column for fiscal year 2021 represents the discretionary cash incentive award granted to Mr. Gendell for fiscal year 2021 and the amount in this column for fiscal year 2023 represents his Discretionary Incentive Award. For Mr. Simmes, Ms. McLauchlin and Ms. Newman, the amount in this column for fiscal year 2023 represent their respective Discretionary Incentive Awards.
(2)The amounts in this column represent the aggregate grant date fair value of Phantom Unit awards granted during the applicable fiscal years, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Certain assumptions used in the calculation of these amounts are included in footnote 12 to our audited financial statements for the fiscal year ended September 30, 2023 included in our Annual Report on Form 10-K filed with the SEC on December 7, 2023. Awards which vest upon achievement of a specified share price are valued using a Monte Carlo simulation performed as of the date of the grant. Awards which vest upon achievement of a financial performance target or upon the passage of time are valued based on the closing share price of the Company’s Common Stock on the grant date and assume the vesting conditions are achieved at target, which we determined to be the probable outcome of such performance conditions as of the date of grant.
(3)The amount in this column for Mr. Gendell for fiscal year 2021 includes the Initial Stock Price-Based Award and the amount in this column for Mr. Gendell for fiscal year 2022 includes the Second Stock Price-Based Award. The amount in this column for Mr. Simmes for fiscal year 2022 includes the Simmes Stock Price-Based Award and the amount in this column for Mr. Simmes for fiscal year 2023 includes the Equity Incentive Award. For additional information, see “Long-Term Incentive Awards — Other Long-Term Incentive Awards” above.
(4)On December 7, 2020, Ms. McLauchlin received a grant of 8,717 FY21 Phantom Units, which vested subject to certain performance and service conditions. The grant date fair value of the FY21 Phantom Units, calculated assuming maximum performance, was $414,170. On December 3, 2021, Mr. Simmes, Ms. McLauchlin and Ms. Newman received grants of 12,124, 7,577 and 5,254 FY22 Phantom Units, respectively, which vest subject to certain performance and service conditions. The grant date fair values of the FY22 Phantom Units, calculated assuming maximum performance, were $666,479, $416,555 and $267,581, respectively. On December 1, 2022, Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman received grants of 25,096, 17,715, 11,072 and 7,677 FY23 Phantom Units, respectively, which vest subject to certain performance and service conditions. The grant date fair values of the FY23 Phantom Units, calculated assuming maximum performance, were $1,022,774, $721,969, $451,226 and $312,888, respectively. For additional information, see “Long-Term Incentives” above.
(5)The amounts in this column represent the cash awards earned by the NEOs under the STIP for that fiscal year. Mr. Gendell did not participate in the STIP in fiscal 2021 or fiscal 2022.
(6)The amounts in this column for fiscal year 2023 reflect Company matching contributions under the 401(k) Plan. During fiscal year 2023, the total value of all perquisites and personal benefits received by each NEO was less than $10,000.

GRANTS OF PLAN BASED AWARDS

The following table sets forth specific information with respect to equity and non-equity incentive plan awards made to the NEOs in fiscal year 2023 under the STIP and LTIP.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under All Other Stock Awards: Number of Shares of Stock or Units			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	($)						(#)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Jeffrey L. Gendell	12/1/22	$212,500	$850,000	$1,416,653
Jeffrey L. Gendell	12/6/22				16,731	25,096	28,442			$902,452
Matthew J. Simmes	12/1/22	$150,000	$600,000	$999,990
Matthew J. Simmes	12/6/22				11,810	17,715	20,077			$637,031
Tracy A. McLauchlin	12/1/22	$78,750	$315,000	$551,250
Tracy A. McLauchlin	12/6/22				7,382	11,072	12,548			$398,149
Mary K. Newman	12/1/22	$50,188	$200,750	$351,313
Mary K. Newman	12/6/22				5,118	7,677	8,701			$276,065

(1)	Awards in this table were granted in fiscal year 2023. The amount earned in fiscal 2023 in respect of each award is reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

The following table sets forth specific information with respect to unexercised options, unvested PSUs and shares of restricted stock and other unvested equity incentive plan awards outstanding as of September 30, 2023 for each NEO.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Jeffrey L. Gendell	17,394	(2)	1,145,743	70,077	(3)	4,615,972
Matthew J. Simmes	9,946	(4)	655,143	73,870	(5)	4,865,817
Tracy A. McLauchlin	15,120	(6)	995,954	14,919	(7)	982,715
Mary K. Newman	12,988	(8)	855,520	7,718	(9)	508,385

(1)Calculated based on the closing price per share of the Company’s Common Stock on September 29, 2023 of $65.87.
(2)Includes 8,365 unvested FY23 Time-Based Units and 9,029 Director PSUs, which convert to shares of Common Stock when Mr. Gendell leaves the Board for any reason. For additional information, see “Director Compensation” below.
(3)Includes Mr. Gendell’s Second Stock-Price Based Award.
(4)Includes 4,041 unvested FY22 Time-Based Units and 5,905 unvested FY23 Time-Based Units.
(5)Includes 9,698 unvested FY22 Cumulative Income Units (assuming 8,082 target FY22 Cumulative Income Units vest at maximum), 14,172 unvested FY23 Cumulative Income Units (assuming 11,810 target FY23 Cumulative Income Units vest at maximum) and the Simmes Stock-Price Based Award.
(6)Includes 2,526 unvested FY22 Time-Based Units and 3,691 unvested FY23 Time-Based Units. Also includes 2,905 FY21 Time-Based Units, which vested on December 7, 2023 and 5,998 FY21 Cumulative Income Units, which vested on December 7, 2023 (as a result of 5,811 target FY21 Cumulative Income Units vesting at 103.2% of target).
(7)Includes 6,062 unvested FY22 Cumulative Income Units (assuming 5,052 target FY22 Cumulative Income Units vest at maximum) and 8,857 unvested FY23 Cumulative Income Units (assuming 7,381 target FY23 Cumulative Income Units vest at maximum).
(8)Includes 3,940 unvested FY22 Time-Based Units and 2,559 unvested FY23 Time-Based Units. Also includes 4,828 FY21 Time-Based Units, which vested on December 7, 2023 and 1,661 FY21 Cumulative Income Units, which vested on December 7, 2023 (as a result of 1,609 target FY21 Cumulative Income Units vesting at 103.2% of target).
(9)Includes 1,576 unvested FY22 Cumulative Income Units (assuming 1,313 target FY22 Cumulative Income Units vest at maximum) and 6,142 unvested FY23 Cumulative Income Units (assuming 5,118 target FY23 Cumulative Income Units vest at maximum).

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2023

The following table sets forth, on an aggregate basis, specific information with respect to each exercise of options and vesting of stock, including Phantom Units and similar instruments for each NEO during fiscal year 2023.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Jeffrey L. Gendell	—	—	—	—
Matthew J. Simmes(2)(3)	1,000	34,350	3,750	180,938
Tracy A. McLauchlin (4)	—	—	12,753	458,598
Mary K. Newman(5)	—	—	9,672	347,805
__________________

(1)	The value realized on exercise is the difference between the closing price per share of Common Stock on the exercise date of the stock option and the exercise price of the option.
(2)	On February 9, 2023, Mr. Simmes exercised an option award that was granted to him on February 2, 2015 and vested on February 2, 2017 with respect to 1,000 shares of Common Stock.
(3)	On May 15, 2023, Mr. Simmes vested in 3,750 Phantom Units that were awarded to him on May 15, 2020.
(4)	On December 6, 2022, Ms. McLauchlin vested in 12,753 Phantom Units that were awarded to her pursuant to the LTIP in December 2019.
(5)	On December 6, 2022, Ms. Newman vested in 9,672 shares of restricted stock that were awarded to her pursuant to the Newman Employment Agreement.

SEVERANCE ARRANGEMENTS

Introduction

All NEOs other than Mr. Gendell are subject to the Company’s Second Amended and Restated Executive Officer Severance Benefit Plan (the “Severance Plan”). The Committee annually reviews the Severance Plan to determine its continuing need as well as the amount and nature of compensation potentially payable thereunder.

When executive positions become available, we may search for potential replacements not only within the Company but also in the marketplace, with the assistance of placement firms. Since prospective candidates from outside the Company are often already employed, they must be recruited and the total compensation offered must satisfy the need to incentivize and reward the individual. Additionally, we find that, in light of variable economic conditions, prospective executives are often also looking for an element of security, which will ensure a source of income in the event of a Qualifying Termination (as defined in the Severance Plan).

The risk of unemployment is heightened in the event of a Change of Control (as defined in the Severance Plan) of the Company, since the limited number of executive positions often results in terminations due to non-cost effective duplication. Thus, by supporting the Company’s efforts to recruit the best possible executives by providing them with a degree of economic security following a Qualifying Termination, the Severance Plan is mutually beneficial to the Company and the executive. The severance benefits that may be payable under the Severance Plan are tied to the elements of the Company’s ongoing compensation program discussed above, which includes base salary, annual cash incentives, equity incentives, and benefits.

The Severance Plan also includes a “clawback” provision which permits the Company, in the event the Dodd-Frank Wall Street Reform and Consumer Protection Act requires an executive to repay the Company “erroneously awarded” amounts of incentive compensation, to recoup such amount by reducing the severance pay or benefit otherwise due the executive under the Severance Plan.

Mr. Gendell does not participate in the Severance Plan. Pursuant to the Gendell Letter Agreement, Mr. Gendell is eligible to receive 12 months of COBRA payments by the Company in the event his employment ends by reason of his death, Disability or Qualifying Termination (as defined in the Severance Plan).

The following information provides more detail concerning the specific terms and conditions of the Severance Plan and describes the approximate value of the payments to be received by each of the NEOs in the event of a Qualifying Termination or death or Disability under the Severance Plan. The actual amounts to be paid can only be determined at the time of an executive’s separation from the Company. Thus, as disclosed herein, the amounts of compensation payable to Mr. Gendell, Mr. Simmes, Ms. McLauchlin and Ms. Newman assume that such terminations were effective as of September 30, 2023 and include amounts earned through such time.

	Termination Without Cause or For Good Reason After Change in Control	Termination Without Cause or For Good Reason Prior to Change in Control	Death or Disability
Name	($) (1)	($)	($)
Jeffrey L. Gendell, Chairman and Chief Executive Officer
Bonus for year of Separation (2)	—	—	—
Cash Severance (3)	—	—	—
Unvested and Accelerated Phantom Units (4)	—	—	—
Health Care Benefits (5)	14,501	14,501	14,501
Total	14,501	14,501	14,501

Matthew J. Simmes, President & Chief Operating Officer
Bonus for year of Separation (2)	1,200,000	948,395	948,395
Cash Severance (3)	1,200,000	600,000	600,000
Unvested and Accelerated Phantom Units (4)	2,227,486	1,033,725	2,227,486
Health Care Benefits (5)	7,234	7,234	7,234
Total	4,634,720	2,589,354	3,783,115

Tracy A. McLauchlin, Senior Vice President & Chief Financial Officer
Bonus for year of Separation (2)	630,000	440,213	440,213
Cash Severance (3)	900,000	450,000	450,000
Unvested and Accelerated Phantom Units (4)	1,216,474	987,996	1,216,474
Health Care Benefits (5)	19,561	19,561	19,561
Total	2,766,035	1,897,770	2,126,248

Mary K. Newman, Vice President, General Counsel
& Corporate Secretary
Bonus for year of Separation (2)	401,500	297,913	297,913
Cash Severance (3)	730,000	365,000	365,000
Unvested and Accelerated Phantom Units (4)	1,381,623	849,381	1,381,623
Health Care Benefits (5)	6,439	6,439	6,439
Total	2,519,562	1,518,733	2,050,975

(1)	Termination by the Company without Cause or by the covered executive for Good Reason, in either case, on or within 12 months following a Change in Control event.

(2)	Prior to a Change in Control, the amount of any annual bonus is as determined by the Compensation Committee and payable at the same time that annual bonuses for such fiscal year are paid to other similar executives of the Company. On or after a Change in Control, a lump sum payment equal to two times the greater of the most recent (i) annual bonus paid to the covered executive or (ii) covered executive’s annual bonus opportunity, payable when the release executed by the executive in connection with the termination becomes irrevocable. The annual bonus opportunity amounts for Mr. Simmes, Ms. McLauchlin and Ms. Newman are calculated in accordance with the STIP.
(3)	Prior to a Change in Control, continued payment of base salary then in effect for 12 months immediately following the date of termination. On or after a Change in Control, continued payment of base salary then in effect for 24 months immediately following the date the release executed by the executive in connection with the termination becomes irrevocable.
(4)	Reflects the value of unvested Phantom Units held on September 30, 2023 that would experience accelerated vesting due to termination of employment. If the executive’s employment is terminated after a Change in Control that occurs prior to the vesting date(s), or in the event of a termination as the result of death or Disability, then the Phantom Units will become fully vested assuming that any performance requirements were achieved at maximum levels. In the event of termination of employment prior to a Change in Control, the unvested Phantom Units will vest on a pro-rated basis based on the percentage of the performance period for which the covered executive was actively employed by the Company and only to the extent performance objectives were ultimately achieved. The value of the Phantom Units in the table that vest upon achievement of a financial performance target is calculated assuming performance requirements were achieved at maximum levels. The Phantom Units that vest upon achievement of a specified share price are valued at $0, since the applicable share price thresholds had not been satisfied as of September 30, 2023.
(5)	Reflects the approximate cost to provide health care continuation benefits to the covered executive and his or her eligible dependents under COBRA for 12 months following termination, though if the covered executive’s COBRA coverage terminates earlier, the actual cost would likely be less.

The following definitions are used in the Severance Plan described above, except as where otherwise indicated below.

“Cause” means (i) the executive’s gross negligence in the performance or intentional nonperformance of any of the executive’s material duties and responsibilities to the Company or a participating affiliate; (ii) the executive’s dishonesty, theft, embezzlement or fraud with respect to the business, property, reputation or affairs of the Company or a participating affiliate; (iii) the executive’s conviction of, or a plea of other than not guilty to, a felony or a misdemeanor involving moral turpitude; (iv) the executive’s confirmed drug or alcohol abuse that materially affects the executive’s service or violates the Company’s or a participating affiliate’s drug or alcohol abuse policy; (v) the executive’s violation of a material Company or a participating affiliate’s personnel or similar policy, such policy having been made available to the executive by the Company or a participating affiliate or a material contract with the Company or an affiliate; or (vi) the executive’s having committed any material violation of any federal or state law regulating securities (without having relied on the advice of the Company’s attorney) or having been the subject of any final order, judicial or administrative, obtained or issued by the SEC, for any securities violation involving fraud, including, without limitation, any such order consented to by the executive in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied.

“Good Reason” in the Severance Plan is defined as:

•Any material reduction in the executive’s duties, responsibilities or annual rate of base cash compensation,

•Any relocation of the Company’s corporate office that is more than 50 miles from the executive’s primary place of employment, or

•The Company’s termination of the Severance Plan or a demotion or transfer that results in the executive no longer being covered by the Severance Plan.

All of the above are valid reasons only if the Company fails to cure such event within 30 days after receipt from the executive of written notice of the event which constitutes Good Reason and the executive must give the Company written notice of the event by the 90th day following its occurrence.

A “Change in Control” is defined in the Severance Plan as follows:

•Any person or persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, other than Tontine, the Company or any subsidiary, shall beneficially own (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, more than 50% of the ordinary voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; or

•Current directors shall cease for any reason to constitute at least a majority of the members of the Board (current directors means, as of the date of determination, any person who (1) was a member of the Board on the date that the Company’s Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code became effective or (2) was nominated for election or was elected by the Board with the affirmative vote of a majority of the current directors who were members of the Board at the time of such nomination or election) or at any meeting of stockholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected; or

•The consummation of a sale, lease, exchange or other disposition (in one transaction or a series of transactions of all or substantially all of the assets of the Company; provided that a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

PAY RATIO DISCLOSURE

In accordance with SEC rules, we have calculated the ratio of the compensation of our Principal Executive Officer (“PEO”), which was our Chief Executive Officer during fiscal year 2023, and the compensation of our median employee, as calculated below, during the fiscal year 2023 (the “Median Compensation Amount”).

During fiscal year 2023, the Median Compensation Amount was $53,804 and the annual total compensation for our CEO, Mr. Jeffrey Gendell, including salary, incentive compensation and equity granted during the year, was $3,165,415. Accordingly, the reasonable estimated ratio of the total annual compensation of the CEO to the Median Compensation amount was 59 to 1.

The methodology we used for calculating the pay ratio was first to determine the total employee population (other than the CEO) as of September 30, 2023, including full-time and part-time employees, which we determined to be 8,427 employees. In order to determine the median employee within the identified employee population, we collected fiscal year 2023 payroll compensation per employee, which we defined as all wages reported for the employee on his or her most recent W-2 form. We did not make any assumptions, adjustments, or estimates with respect to total payroll compensation for the employees within the identified employee population, and we did not annualize the compensation for any part-time employees or any full-time employees that were not employed by us for all of fiscal 2023. We then calculated the Median Compensation Amount on the same basis as the total annual compensation of the CEO was calculated. The Company believes its compensation philosophy and process yield an equitable result.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE

Pay vs. Performance Table
In accordance with new SEC rules, the following table and accompanying discussion and charts provide information on the relationship between the “compensation actually paid” to our NEOs (calculated in accordance with Item 402(v) of Regulation S-K) and certain measures of the Company’s financial performance, including Total Shareholder Return, Net Income and a Company-Selected Metric that is most important to the determination of executive compensation (in the Company’s case, Adjusted Pretax Income).
The compensation actually paid (“CAP”) set forth in the table below does not reflect amounts actually realized by our NEOs, and the HR Compensation Committee did not consider CAP when making compensation decisions for any of the years presented.

					Value of Initial Fixed $100 Investment Based on:
	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Other NEOs(1) ($)	Average Compensation Actually Paid to Other NEOs(2) ($)	Total Shareholder Return(3) ($)	Peer Group Total Shareholder Return(4) ($)	Net Income (millions)(5) ($)	Adjusted Pretax Income (millions)(6) ($)
2023	3,165,415	5,478,525	1,669,219	3,007,125	207.33	332.10	108	141
2022	2,225,000	1,383,169	1,635,584	1,258,957	86.94	182.74	35	51
2021	2,873,900	5,812,565	1,085,576	1,924,602	143.81	148.90	67	80

(1)
The PEO in all three reporting years was Jeffrey L. Gendell. The non-PEO NEOs for fiscal year 2023 and 2022 were Matthew J. Simmes, Tracy A. McLauchlin and Mary K. Newman. The only non-PEO NEO for fiscal year 2021 was Tracy A. McLauchlin.

(2)	The following adjustments were made to the Summary Compensation Table total compensation amounts to determine compensation actually paid for each applicable year in accordance with Item 402(v)(2) of Regulation S-K. None of our NEOs participate in any defined benefit or actuarial pension plan.

	2023		2022		2021
	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)
Summary Compensation Table Total	3,165,415	1,669,219	2,225,000	1,635,584	2,873,900	1,085,576
Deduct grant date fair value of stock awards	(902,452)	(437,082)	(1,400,000)	(920,557)	(1,823,000)	(365,459)
Add year-end fair value of equity awards granted during the year and unvested at fiscal year end	1,873,409	907,228	406,500	478,457	3,046,015	398,280
Add change in year-end fair value (compared to prior fiscal year end) for awards granted in prior fiscal years and unvested at fiscal year end	2,031,500	979,452	123,669	33,236	—	639,813
Add year-end fair value of equity awards granted and vested during the fiscal year	—	—	—	—	1,715,650	—
Add change in vesting date fair value (compared to prior fiscal year end) for awards vested during the year	(689,347)	(111,692)	28,000	32,237	—	166,392
Compensation Actually Paid	5,478,525	3,007,125	1,383,169	1,258,957	5,812,565	1,924,602

(a)	The fair value of equity award adjustments for each applicable year were calculated in accordance with ASC Topic 718. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant, except that awards which vest upon achievement of a specified share price were valued using a Monte Carlo simulation performed as of the applicable valuation date.

(3)	Reflects total shareholder return (“TSR”) calculated in the manner required by Item 201(e) of Regulation S-K and reflects the cumulative value of $100, including the reinvestment of dividends, if such amount were invested on September 30, 2020.
(4)	The Company’s peer group for purposes of Item 201(e)(1)(ii) of Regulation S-K was utilized for the purpose of calculating peer group TSR. The peer group is comprised of Comfort Systems USA Inc., MYR Group Inc., Sterling Infrastructure, Inc. and Primoris.
(5)	Reflects consolidated net income calculated in accordance with GAAP for each of the years shown.
(6)
Reflects Adjusted Pretax Income for each of the years shown. Adjusted Pretax Income is calculated as income from continuing operations before income taxes, stock compensation expense and restructuring charges, less gains or losses on the disposition of a business, adjusted, in the sole discretion of the Committee, to reflect extraordinary items during the fiscal year.

Financial Performance Measures List
As required by the SEC rules, the financial measures listed below are the most important measures used by the Committee to link compensation to Company performance. The CD&A provides more information regarding the financial measures used in NEO incentive plans, including the ways in which results calculated for incentive plan purposes differ from our reported financial results.
•Adjusted Pretax Income
•Share price

Relationship between Compensation Actually Paid and Financial Performance Measures

Relationship between Compensation Actually Paid and TSR
Compensation Actually Paid ($ in Millions)
$8
$5
$3
$0
TSR (Indexed to $100 on 9/30/20)
$600
$400
$200
$0
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Company Total Shareholder Return
Peer Group Total Shareholder Return

Relationship between Compensation Actually Paid and Net Income
Compensation Actually Paid ($ in Millions)
Net Income ($ in Millions)
8
6
4
2
0
125
100
75
50
25
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Net Income

Relationship between Compensation Actually Paid and Adjusted Pretax Income
Compensation Actually Paid ($ in Millions)
Adjusted Pretax Income ($ in Millions)
7.5
5
2.5
0
160
120
80
40
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Adjusted Pretax Income

DIRECTOR COMPENSATION

Directors who are officers of the Company or any of its subsidiaries do not receive a retainer or fees for service on the Board or any committees. Each non-employee director of the Company receives an annual fee for service on the Board (the “Annual Fee”) of $145,000, which is paid in quarterly installments. In addition, (i) the Chair of the HR Compensation Committee receives a $12,500 annual fee, (ii) the Chair of the Nominating/Governance Committee receives a $10,000 annual fee, and (iii) the Chair of the Audit Committee receives a $25,000 annual fee, each of which is paid in quarterly installments.

During the first quarter of each fiscal year, each director is provided the opportunity to elect, in respect of his or her compensation for services rendered in the following calendar year, whether to receive the combined amount of his or her Annual Fee and any additional fee payable for service as Chair of a committee of the Board (collectively, the “Total Annual Compensation”), in whole or in part, in either (i) cash, (ii) unrestricted Common Stock or (iii) phantom stock units issued pursuant to the 2006 Equity Incentive Plan that convert to shares of Common Stock on the date the director leaves the Board for any reason (“Director PSUs”), provided that at least 50% of each director’s Total Annual Compensation must be paid in Common Stock or Director PSUs. During fiscal 2023, each non-employee director elected to receive 50% of his or her Total Annual Compensation in the form of cash and 50% in the form of Director PSUs.

With respect to the portion of each director’s Total Annual Compensation paid in Director PSUs, the number of Director PSUs granted quarterly is determined by dividing the amount of the quarterly installment of such director’s Total Annual Compensation to be paid in Director PSUs by the closing price of the Company’s Common Stock on the last trading day of the quarter. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings and for their reasonable expenses related to the performance of their duties as directors.

The following table reflects the amounts paid to each individual non-employee director who served on the Board in fiscal year 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jennifer A. Baldock	72,595	72,405	—	—	—	145,000
Todd M. Cleveland	83,874	83,626	—	—	—	167,500
David B. Gendell	72,595	72,405	—	—	—	145,000
Joe D. Koshkin	85,095	84,905	—	—	—	170,000
Elizabeth D. Leykum	72,595	72,405	—	—	—	145,000

(1)Represents cash fees earned during the fiscal year ended September 30, 2023, including cash paid in lieu of fractional Director PSUs.
(2)Represents the aggregate grant date fair value of awards of Director PSUs earned during the fiscal year ended September 30, 2023, computed in accordance with ASC Topic 718. Each Director PSU converts into one share of Common Stock when the respective director leaves the Board for any reason. Assumptions used in the calculation of these amounts are included in footnote 12 to the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2023 included in our Annual Report on Form 10-K filed with the SEC on December 7, 2023.
(3)As of September 30, 2023, and including post-fiscal-year-end grants made in respect of fees earned in fiscal year 2023, each non-employee director held the following aggregate number of Director PSUs together with shares of Common Stock: Ms. Baldock — 4,228; Mr. Cleveland — 158,622; Mr. David Gendell — 143,355; Mr. Koshkin — 48,383; and Ms. Leykum — 4,275.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2023, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the HR Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the HR Compensation Committee of the Company or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

During fiscal year 2023, no member of the HR Compensation Committee (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any business with the Company other than as an independent director of the Company. At the beginning of fiscal year 2023, the Board evaluated each member’s independence under the independence standards promulgated by Nasdaq for compensation committees and determined that each such member was independent for purposes of serving on the Company’s HR Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons holding more than 10 percent of a registered class of the Company’s equity securities to file with the SEC and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during fiscal year 2023, the Company believes that all Section 16(a) reports required to be filed by the Company’s directors and executive officers during fiscal year 2023 were timely filed.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has re-appointed Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending September 30, 2024, subject to ratification by the Company’s stockholders.

Ernst & Young LLP was the Company’s independent auditor for the fiscal year ended September 30, 2023.

Representatives of Ernst & Young LLP are expected to be present at the virtual Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those stockholders attending the Annual Meeting. For information on how to submit questions at the virtual Annual Meeting, please see the General Information About the Annual Meeting section of this proxy statement.

The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2024.

If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP’S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation awarded to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. The Company currently conducts this advisory vote annually. Following the 2024 Annual Meeting, the next advisory vote to approve the compensation paid to the Company’s named executive officers will occur at the Company’s 2025 Annual Meeting of Stockholders.

We seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The Company has established comprehensive compensation programs for our executive officers, including our named executive officers, and this proxy statement fully and fairly discloses all material information regarding the compensation of the Company’s named executive officers as required by Item 402 of Regulation S-K. Stockholders should reference and consider this information in evaluating the Company’s approach to compensating the named executive officers.

The Board and the HR Compensation Committee monitor executive compensation programs of the Company and similar companies representative of those with which the Company competes for talent and from time to time make changes in the Company’s executive compensation program to reflect the duties of each executive, the competitive market in which the Company competes for talent, and general economic, regulatory and legislative developments affecting executive compensation.

The HR Compensation Committee of the Board will continue to emphasize compensation arrangements that align the financial interests of our executives with the near-term critical goals of the Company, balanced against the long-term interests of the Company and our stockholders.

You have the opportunity to vote for, against or abstain from voting on the resolution approving the compensation of the Company’s named executive officers, as disclosed in this proxy statement. The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to approve the resolution.

Accordingly, at the Annual Meeting, we will ask our stockholders to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the 2023 Summary Compensation Table and the other related tables and narrative disclosure.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

OTHER BUSINESS

The Board knows of no business that will come before the Annual Meeting except that indicated above. However, if any other matters are properly brought before the Annual Meeting, it is intended that the persons acting under the proxy will vote thereunder in accordance with their best judgment.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS OF BOARD MEMBERS

If a stockholder intends to present a proposal for action at the 2025 annual meeting of stockholders and wishes to have such proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the General Counsel and Corporate Secretary of the Company on or before September 11, 2024. Such proposal also must meet the requirements of the rules of the SEC relating to stockholder proposals.

The Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations for individuals for election to the Board of Directors. In general, written notice of a stockholder proposal or a director nomination for the next annual meeting must be received by the General Counsel and Corporate Secretary of the Company not later than 80 days prior to the next annual meeting (or, if less than 90 days’ notice of the date of the meeting is given by the Company, notice by the stockholder to be timely must be received by the General Counsel and Corporate Secretary of the Company no later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made by the Company), and must contain specified information and conform to certain requirements, as set forth in the Bylaws. If the presiding officer at any meeting of stockholders determines that a stockholder proposal or director nomination was not made in accordance with the Bylaws, the Company may disregard such proposal or nomination.

Stockholder proposals submitted for consideration at the Annual Meeting must be delivered to the General Counsel and Corporate Secretary no later than the close of business on January 18, 2024.

In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the Annual Meeting, and the proposal fails to comply with the advance notice procedures described by the Bylaws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board to vote on the proposal.

In addition to our Bylaws, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act, and the rules and regulations thereunder. Our Bylaw provisions do not affect any right of a stockholder to request inclusion of a proposal in, or our right to omit a proposal from, our Proxy Statement pursuant to Rule 14a-8 (or any successor provision).

Proposals and nominations should be addressed to the General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056.

ANNUAL REPORT

We refer you to our Annual Report on Form 10-K, containing the Company’s financial statements for the fiscal year ended September 30, 2023, filed with the SEC. You may access our Annual Report on the Company’s website at www.ies-co.com. We will provide a copy of our Annual Report, including the financial statements, without charge, upon written request to the General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC rules permit companies and intermediaries (such as brokers) to implement a delivery procedure known as “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single set of proxy materials, unless one or more of the stockholders has provided contrary instructions. This procedure reduces printing costs and postage fees and saves natural resources.

If you are a stockholder of record (your shares are held in your own name and not held in a brokerage account) who received a household mailing this year and you would like to have additional copies of proxy materials mailed to you or if you would like to opt out of householding for future mailings, please submit a written request to the General Counsel and Corporate Secretary, IES Holdings, Inc., 2 Riverway, Suite 1730, Houston, Texas 77056 or an oral request by calling the General Counsel and Corporate Secretary at (713) 860-1500.

If you hold your shares in “street name” (your shares are held in a brokerage account or by a bank or other nominee), you may revoke your consent to householding at any time by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling Broadridge at 1-800-542-1061. You can also request information about householding from your broker or bank.

IES Empowering Growth

IES HOLDINGS, INC.
2 RIVERWAY, SUITE 1730
HOUSTON, TX 77056

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time on February 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IESC2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Standard Time on February 21, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V27214-P00680

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IES HOLDINGS, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. ELECTION OF DIRECTORS: TO HOLD OFFICE UNTIL THE 2025 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

NOMINEES:

01) JENNIFER A. BALDOCK
02) TODD M. CLEVELAND
03) DAVID B. GENDELL
04) JEFFREY L. GENDELL
05) JOE D. KOSHKIN
06) ELIZABETH D. LEYKUM

The Board of Directors recommends you vote FOR ALL of the following proposals:

	For	Against	Abstain
2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE COMPANY FOR FISCAL YEAR 2024.	☐	☐	☐
3. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.	☐	☐	☐

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE HEREON.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF
IES HOLDINGS, INC.
February 22, 2024

V27215-P00680

IES HOLDINGS, INC.

By signing this proxy, you hereby revoke all prior proxies and appoint Jeffrey L. Gendell and Tracy A. McLauchlin, and each of them individually, as proxies with full power of substitution, to vote all shares of the Common Stock of IES Holdings, Inc. that you are entitled to vote at the Annual Meeting of Stockholders of IES Holdings, Inc. to be held on February 22, 2024, at 10:00 a.m. Central Standard Time, via live audio webcast accessible via the Internet at www.virtualshareholdermeeting.com/IESC2024, and at any adjournment or postponement thereof, as specified on the reverse side and in their discretion upon any other business that may properly come before the meeting.

Any executed proxy which does not designate a vote on a particular proposal shall be deemed to grant authority to vote "FOR" such proposal.

(Continued and to be signed on the reverse side.)